UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.     )

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Altria Group, Inc.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ALTRIA GROUP, INC.

LOUIS C. CAMILLERI	120 PARK AVENUE
CHAIRMAN OF THE BOARD	NEW YORK, NEW YORK 10017

March 14, 2006

Dear Fellow Stockholder:

It is my pleasure to invite you to join us at the 2006 Annual Meeting of Stockholders of Altria Group, Inc. to be held on Thursday, April 27, 2006 at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey.

At this year’s meeting, we will vote on the election of eleven directors, the ratification of PricewaterhouseCoopers LLP’s selection as the Company’s independent auditors and, if properly presented, seven proposals from stockholders. There will also be a report on the Company’s business, and stockholders will have an opportunity to ask questions.

We anticipate that a large number of stockholders will attend the meeting. Because seating is limited, you may bring only one immediate family member as a guest. To attend the meeting, you must present an admission ticket and government-issued photographic identification. Please note that you must submit a request for an admission ticket. To request an admission ticket, please follow the instructions set forth on page 2 in response to question 4.

The meeting facilities will open at 7:30 a.m. We suggest you arrive early to facilitate your registration and security clearance. Those needing special assistance at the meeting are requested to write to the Company’s Corporate Secretary at 120 Park Avenue, New York, New York 10017. For your comfort and security, you will not be permitted to bring any packages, briefcases, large pocketbooks or bags into the meeting. Also, cellular and digital phones, audio tape recorders, laptops, video and still cameras, pagers and pets will not be permitted into the meeting. We thank you in advance for your patience and cooperation with these rules. While they may seem strict to some, they assist us in conducting a safe and orderly meeting and are in everyone’s interest.

Attached you will find a notice of meeting and proxy statement that contains additional information about the meeting, including the methods that you can use to vote your proxy, such as the telephone or Internet.

Your vote is important. I encourage you to sign and return your proxy card, or use telephone or Internet voting prior to the meeting, so that your shares of common stock will be represented and voted at the meeting even if you cannot attend.

Sincerely,

For further information about the Annual Meeting,

please call 1-800-367-5415

ALTRIA GROUP, INC.

120 Park Avenue

New York, New York 10017

NOTICE OF 2006 ANNUAL MEETING OF

STOCKHOLDERS OF ALTRIA GROUP, INC.

TIME:	9:00 a.m. on Thursday, April 27, 2006

PLACE:	The Kraft Foods Inc. Robert M. Schaeberle Technology Center
188 River Road
East Hanover, New Jersey

ITEMS OF BUSINESS:	1) To elect eleven directors.

2) To ratify the selection of PricewaterhouseCoopers LLP as independent auditors for the Company for the fiscal year ending December 31, 2006.

3) To vote on seven stockholder proposals, if properly presented at the meeting.

4) To transact other business properly coming before the meeting.

WHO CAN VOTE:	Stockholders of record on March 6, 2006.

2005 ANNUAL REPORT:	A copy of our 2005 Annual Report is enclosed.

DATE OF MAILING:	This notice and the proxy statement are first being mailed to stockholders on or about March 14, 2006.

G. Penn Holsenbeck
Vice President and Corporate Secretary

March 14, 2006

WE URGE EACH STOCKHOLDER TO PROMPTLY SIGN AND RETURN THE ENCLOSED PROXY CARD OR TO USE TELEPHONE OR INTERNET VOTING. SEE OUR QUESTION AND ANSWER SECTION FOR INFORMATION ABOUT VOTING BY TELEPHONE OR INTERNET, HOW TO REVOKE A PROXY, AND HOW TO VOTE YOUR SHARES OF COMMON STOCK IN PERSON.

PLEASE NOTE THAT YOU MUST SUBMIT A REQUEST FOR AN ADMISSION TICKET. TO OBTAIN AN ADMISSION TICKET, PLEASE FOLLOW THE INSTRUCTIONS SET FORTH ON PAGE 2 IN RESPONSE TO QUESTION 4.

ALTRIA GROUP, INC.

120 PARK AVENUE

NEW YORK, NEW YORK 10017

March 14, 2006

PROXY STATEMENT

FOR ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON APRIL 27, 2006

Our Board of Directors is furnishing you this proxy statement to solicit proxies on its behalf to be voted at the 2006 Annual Meeting of Stockholders of Altria Group, Inc. at 9:00 a.m., at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, 188 River Road, East Hanover, New Jersey. The proxies also may be voted at any adjournments or postponements of the meeting.

We are first sending the proxy materials to stockholders on or about March 14, 2006.

All properly executed written proxies, and all properly completed proxies submitted by telephone or by the Internet, that are delivered pursuant to this solicitation will be voted at the meeting in accordance with the directions given in the proxy, unless the proxy is revoked before the meeting.

Only stockholders of record of shares of common stock at the close of business on March 6, 2006, are entitled to notice of and to vote at the meeting, or at adjournments or postponements of the meeting. Each stockholder of record on the record date is entitled to one vote for each share of common stock held. On March 6, 2006, there were 2,086,972,009 shares of common stock issued and outstanding.

QUESTIONS AND ANSWERS ABOUT

THE MEETING AND VOTING

1.    WHAT IS A PROXY?

It is your legal designation of another person to vote the stock you own. That other person is called a proxy. If you designate someone as your proxy in a written document, that document also is called a proxy or a proxy card. Louis C. Camilleri and Charles R. Wall have been designated as proxies for the 2006 Annual Meeting of Stockholders.

2.    WHAT IS THE RECORD DATE AND WHAT DOES IT MEAN?

The record date for the 2006 Annual Meeting of Stockholders is March 6, 2006. The record date is established by the Board of Directors as required by Virginia law. Stockholders of record (registered stockholders and street name holders) at the close of business on the record date are entitled to:

(a)    receive notice of the meeting; and

(b)    vote at the meeting and any adjournments or postponements of the meeting.

3.    WHAT IS THE DIFFERENCE BETWEEN A REGISTERED STOCKHOLDER AND A STOCKHOLDER WHO HOLDS STOCK IN STREET NAME?

If your shares of stock are registered in your name on the books and records of our transfer agent, you are a registered stockholder.

If your shares of stock are held for you in the name of your broker or bank, your shares are held in street name. The answer to Question 15 describes brokers’ discretionary voting authority and when your bank or broker is permitted to vote your shares of stock without instructions from you.

4.    HOW DO I OBTAIN ADMISSION TO THE MEETING?

To obtain admission to the meeting, you must request an admission ticket. Because seating is limited, you may bring only one immediate family member as a guest. In addition, all meeting attendees must present government-issued photographic identification at the meeting. Please submit your request for an admission ticket by April 19, 2006 by mailing or faxing a request to the Company’s Corporate Secretary at 120 Park Avenue, New York, NY 10017, facsimile: 1-800-352-6172 (from within the United States) or 1-914-272-0985 (from outside the United States). Please include the following information:

-	your name and mailing address;
-	whether you need special assistance at the meeting;
-	the name of your immediate family member, if one will accompany you; and
-	if your shares are held for you in the name of your broker or bank, evidence of your stock ownership (such as a letter from your broker or bank or a photocopy of a current brokerage or other account statement) as of March 6, 2006.

5.    WHAT ARE THE DIFFERENT METHODS THAT I CAN USE TO VOTE MY SHARES OF COMMON STOCK?

(a)    In Writing:    All stockholders of record can vote by mailing in their completed and signed proxy card (in the case of registered stockholders) or their completed and signed vote instruction form (in the case of street name holders).

(b)    By Telephone and Internet Proxy:    All registered stockholders of record also can vote their shares of common stock by touchtone telephone from the United States and Canada, using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. Street name holders of record may vote by telephone or the Internet if their banks or brokers make those methods available. If that is the case, each bank or broker will enclose instructions with the proxy statement. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate stockholders’ identities, to allow stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

(c)    In Person:    All stockholders may vote in person at the meeting (unless they are street name holders without a legal proxy).

6.    HOW CAN I REVOKE A PROXY?

You can revoke a proxy prior to the completion of voting at the meeting by:

(a)    giving written notice to the Corporate Secretary of the Company;

(b)    delivering a later-dated proxy; or

(c)    voting in person at the meeting.

7.    ARE VOTES CONFIDENTIAL? WHO COUNTS THE VOTES?

We will continue our long-standing practice of holding the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. We will also continue, as we have for many years, to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

8.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON DIRECTOR NOMINEES, AND WHAT VOTE IS NEEDED TO ELECT DIRECTORS?

When voting on the election of director nominees to serve until the 2007 Annual Meeting of Stockholders, stockholders may:

(a)    vote in favor of all nominees;

(b)    vote to withhold votes as to all nominees; or

(c)    withhold votes as to specific nominees.

Directors will be elected by a plurality of the votes cast. However, pursuant to the Board of Director’s Corporate Governance Guidelines, any director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

The Board recommends a vote “FOR” all of the nominees.

9.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP, AND WHAT VOTE IS NEEDED TO RATIFY THEIR SELECTION?

When voting on the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors for the Company, stockholders may:

(a)    vote in favor of the ratification;

(b)    vote against the ratification; or

(c)    abstain from voting on the ratification.

The selection of the independent auditors will be ratified if the votes cast “FOR” exceed the votes cast “AGAINST.”

The Board recommends a vote “FOR” this proposal.

10.    WHAT ARE THE VOTING CHOICES WHEN VOTING ON EACH STOCKHOLDER PROPOSAL PROPERLY PRESENTED AT THE MEETING, AND WHAT VOTE IS NEEDED TO APPROVE ANY OF THE STOCKHOLDER PROPOSALS?

A separate vote will be held on each stockholder proposal that is properly presented at the meeting. When voting on each of the proposals, stockholders may:

(a)    vote in favor of the proposal;

(b)    vote against the proposal; or

(c)    abstain from voting on the proposal.

A stockholder proposal will be approved if the votes cast “FOR” the proposal exceed the votes cast “AGAINST.”

The Board recommends a vote “AGAINST” each of the stockholder proposals.

11.    WHAT IF A STOCKHOLDER DOES NOT SPECIFY A CHOICE FOR A MATTER WHEN RETURNING A PROXY?

Stockholders should specify their choice for each matter on the enclosed proxy. If no specific instructions are given, proxies which are signed and returned will be voted FOR the election of all director nominees, FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP, and AGAINST each of the stockholder proposals.

12.    WHO IS ENTITLED TO VOTE?

You may vote if you owned stock as of the close of business on March 6, 2006. Each share of common stock is entitled to one vote. As of March 6, 2006, we had 2,086,972,009 shares of common stock outstanding.

13.    HOW DO I VOTE IF I PARTICIPATE IN THE DIVIDEND REINVESTMENT PLAN?

The proxy card you have received includes your dividend reinvestment plan shares. You may vote your shares through the Internet, by telephone or by mail, all as described on the enclosed proxy card.

14.    WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE PROXY CARD?

It means that you have multiple accounts with brokers and/or our transfer agent. Please vote all of these shares. We recommend that you contact your broker and/or our transfer agent to consolidate as many accounts as possible under the same name and address. Our transfer agent is Computershare Trust Company, N.A., P.O. Box 43075, Providence, RI 02940-3075 or you can reach Computershare at 1-800-442-0077 (from within the United States or Canada) or 1-781-575-3572 (from outside the United States or Canada).

15.    WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY?

Your shares may be voted if they are held in the name of a brokerage firm, even if you do not provide the brokerage firm with voting instructions. Brokerage firms have the authority under New York Stock Exchange rules to vote shares for which their customers do not provide voting instructions on certain “routine” matters.

The election of directors and the ratification of the selection of PricewaterhouseCoopers LLP as independent auditors of the Company are considered routine matters for which brokerage firms may vote unvoted shares. The other proposals to be voted on at our meeting are not considered “routine” under New York Stock Exchange rules. When a proposal is not a routine matter and the brokerage firm has not received voting instructions from the beneficial owner of the shares with respect to that proposal, the brokerage firm cannot vote the shares on that proposal. This is called a broker non-vote.

16.    ARE ABSTENTIONS AND BROKER NON-VOTES COUNTED?

Abstentions and broker non-votes will not be included in vote totals and will not affect the outcome of the vote.

17.    MAY STOCKHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. The Chairman will answer stockholders’ questions of general interest during a designated portion of the meeting. In order to provide an opportunity for everyone who wishes to speak, stockholders will be limited to two (2) minutes. Stockholders may speak a second time only after all others who wish to speak have had their turn. When speaking, stockholders are requested to direct questions and comments to the Chairman and should confine their remarks to matters that relate directly to the business of the meeting.

18.    HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?

Your shares are counted as present at the meeting if you attend the meeting and vote in person or if you properly return a proxy by Internet, telephone or mail. In order for us to conduct our meeting, a majority of our outstanding shares of common stock as of March 6, 2006, must be present in person or by proxy at the meeting. This is referred to as a quorum. Abstentions and shares of record held by a broker or its nominee (“Broker Shares”) that are voted on any matter are included in determining the number of votes present. Broker Shares that are not voted on any matter will not be included in determining whether a quorum is present.

BOARD OF DIRECTORS

Board of Directors

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December, and special meetings are held when necessary. The organizational meeting follows immediately after the Annual Meeting of Stockholders. One of the meetings is held at an offsite location for several days each year to review the Company’s strategic plan. The Board held seven meetings in 2005. The Board meets in executive session at every board meeting. Directors are expected to attend Board meetings, the Annual Meeting of Stockholders and meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting. During 2005, all nominees for director attended at least 75% of the aggregate number of meetings of the Board and all Committees on which they served, during the periods in which they served. In addition, all eleven nominees for director attended the 2005 Annual Meeting of Stockholders.

The Board has adopted Corporate Governance Guidelines which are attached to this proxy statement as Exhibit A. In addition, the Company has adopted the Altria Code of Conduct for Compliance and Integrity, which applies to all of its employees, including its principal executive officer, principal financial officer, principal accounting officer or controller, and persons performing similar functions, as well as a code of business conduct and ethics that applies to the members of the Company’s Board. All of these documents are available free of charge on the Company’s website, www.altria.com/governance, and will be provided free of charge to any stockholders requesting a copy by writing to: Corporate Secretary, Altria Group, Inc., 120 Park Avenue, New York, NY 10017.

The information on the Company’s website is not, and shall not be deemed to be, a part of this proxy statement or incorporated into any other filings the Company makes with the Securities and Exchange Commission.

Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;
•	Call meetings of the non-management directors as he or she deems necessary;
•	Serve as liaison between the Chairman and the non-management directors;
•	Approve agendas and schedules for Board meetings;
•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;
•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and
•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

Robert E. R. Huntley currently serves as the Presiding Director.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have established procedures for the handling of communications from stockholders and other interested parties and directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

Committees of the Board

The Board has established various Committees of the Board to assist it with the performance of its responsibilities. These Committees and their members are listed below. The Board designates the members of these Committees and the Committee Chairs annually at its organizational meeting following the Annual Meeting of Stockholders, based on the recommendations of the Nominating and Corporate Governance Committee. The Board has adopted written charters for each of these Committees and these charters are attached as Exhibits to this proxy statement and are available on the Company’s website at www.altria.com/governance. The Chair of each Committee develops the agenda for that Committee and determines the frequency and length of Committee meetings.

The Audit Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange and Rule 10A-3 of the Securities Exchange Act of 1934, as amended. Its responsibilities are set forth in the Audit Committee Charter, which is included as Exhibit B of this proxy statement. The committee’s Report appears on page 40 of this proxy statement. This committee met nine times in 2005. The current members of the committee are: Lucio A. Noto (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Robert E. R. Huntley; George Muñoz; John S. Reed; and Stephen M. Wolf.

The Board has determined that all members of the Audit Committee are financially literate and that Lucio A. Noto and at least one other member of the Committee are “audit committee financial experts” within the meaning set forth in regulations of the Securities and Exchange Commission. No member of the Audit Committee received any payments in 2005 from Altria Group, Inc. or its subsidiaries other than compensation received as a director of Altria Group, Inc.

The Compensation Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. Its responsibilities are set forth in the Compensation Committee Charter, which is included as Exhibit C of this proxy statement. The committee’s Report on Executive Compensation appears on pages 20 to 27 of this proxy statement. This committee met five times in 2005. The current members of the committee are: John S. Reed (Chair); Elizabeth E. Bailey; Harold Brown; J. Dudley Fishburn; Robert E. R. Huntley; Lucio A. Noto; and Stephen M. Wolf.

The Executive Committee has the responsibilities set forth in the Executive Committee Charter, which is included as Exhibit D of this proxy statement. This committee did not meet in 2005. The current members of the committee are: Louis C. Camilleri (Chair); Elizabeth E. Bailey; Robert E. R. Huntley; Lucio A. Noto; John S. Reed; Carlos Slim Helú; and Stephen M. Wolf.

The Finance Committee has the responsibilities set forth in the Finance Committee Charter, which is included as Exhibit E of this proxy statement. This committee met three times in 2005. The current members of the committee are: Mathis Cabiallavetta (Chair); Harold Brown; Louis C. Camilleri; J. Dudley Fishburn; Robert E. R. Huntley; Thomas W. Jones; Lucio A. Noto; John S. Reed; and Carlos Slim Helú.

The Nominating and Corporate Governance Committee consists entirely of non-management directors all of whom the Board has determined are independent within the meaning of the listing standards of the New York Stock Exchange. This committee has the responsibilities set forth in the Nominating and Corporate Governance Committee Charter, which is included as Exhibit F of this proxy statement. This committee met four times in 2005. The current members of the committee are: Stephen M. Wolf (Chair); Elizabeth E. Bailey; J. Dudley Fishburn; Thomas W. Jones; and John S. Reed.

The Public Affairs and Social Responsibility Committee has the responsibilities set forth in the Public Affairs and Social Responsibility Committee Charter, which is included as Exhibit G of this proxy statement. This committee met three times in 2005. The current members of the committee are: Elizabeth E. Bailey (Chair); J. Dudley Fishburn; Robert E. R. Huntley; George Muñoz; and Stephen M. Wolf.

ELECTION OF DIRECTORS

Process for Nominating Directors

The Nominating and Corporate Governance Committee is responsible for identifying and evaluating nominees for director and for recommending to the Board a slate of nominees for election at the Annual Meeting of Stockholders.

In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board. The Committee has not established any specific minimum qualification standards for nominees to the Board, although from time to time the Committee may identify certain skills or attributes (e.g., financial experience, global business experience) as being particularly desirable to help meet specific Board needs that have arisen. The Committee does not distinguish between nominees recommended by stockholders and other nominees.

In identifying potential candidates for Board membership, the Committee relies on suggestions and recommendations from the Board, stockholders, management and others. From time to time, the Committee also retains search firms to assist it in identifying potential candidates for director, gathering information about the background and experience of such candidates and acting as an intermediary with such candidates. Stockholders wishing to suggest candidates to the Committee for consideration as directors must submit a written notice to the Corporate Secretary, who will provide it to the Committee. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors. These procedures are summarized in this proxy statement under the caption “2007 Annual Meeting.”

The Nominees

It is proposed that eleven directors, ten of whom are non-employee directors, be elected to hold office until the next Annual Meeting of Stockholders and until their successors have been elected. The Nominating and Corporate Governance Committee has recommended to the Board, and the Board has approved, the persons named and, unless otherwise marked, a proxy will be voted for such persons. Each of the nominees currently serves as a director and was elected by the stockholders at the 2005 Annual Meeting.

The Board has determined that each of the following nominees for director is independent in that such nominee has no material relationship with the Company: Elizabeth E. Bailey, Harold Brown, Mathis Cabiallavetta, J. Dudley Fishburn, Robert E. R. Huntley, Thomas W. Jones, George Muñoz, Lucio A. Noto, John S. Reed, and Stephen M. Wolf. To assist it in making these determinations, the Board has adopted categorical standards of director independence that are set forth in Annex A to the Corporate Governance Guidelines, which is attached to this proxy statement as Exhibit A and is also available at www.altria.com/governance. Each of the above-named nominees qualifies as independent under these standards.

Although it is not anticipated that any of the persons named below will be unable or unwilling to stand for election, a proxy, in the event of such an occurrence, may be voted for a substitute designated by the Board. However, in lieu of designating a substitute, the Board may amend the Company’s By-Laws to reduce the number of directors.

Elizabeth E. Bailey John C. Hower Professor of Business and Public Policy, The Wharton School of the University of Pennsylvania, Philadelphia, PA Director since 1989 Age: 67	Dr. Bailey assumed her present position in July 1991, having served from July 1990 to June 1991 as a professor of industrial administration at Carnegie-Mellon University and as a visiting scholar at the Yale School of Organization and Management. From 1983 to 1990, she was Dean of the Graduate School of Industrial Administration of Carnegie-Mellon University. Dr. Bailey serves as a director of Teachers Insurance and Annuity Association and CSX Corporation, and as a trustee of The Brookings Institution and the National Bureau of Economic Research. Dr. Bailey is Chair of the Public Affairs and Social Responsibility Committee and a member of the Audit, Compensation, Executive, and Nominating and Corporate Governance Committees.

Harold Brown Partner, Warburg Pincus, New York, NY Counselor, Center for Strategic and International Studies, Washington, DC Director, 1983-2003 Director since 2004 Age: 78	Dr. Brown has been a partner of Warburg Pincus, a leading private equity firm, since 1990 and has been a Counselor at the Center for Strategic and International Studies since 1992. Previously, he was Chairman of the Foreign Policy Institute at The Johns Hopkins University School of Advanced International Studies. Dr. Brown is a former President of the California Institute of Technology and served as Secretary of Defense for the United States from 1977 through 1981. Dr. Brown is a member of the board of directors of Evergreen Holdings, Inc. and is a trustee of the California Institute of Technology, the Trilateral Commission (North America) and the RAND Corporation. Dr. Brown served as a director of the Company from 1983 to April 2003, and was re-elected a director of the Company in December 2004. Dr. Brown is a member of the Compensation and Finance Committees.

Mathis Cabiallavetta Vice Chairman, Marsh & McLennan Companies, Inc., New York, NY Director since 2002 Age: 61	Mr. Cabiallavetta is Vice Chairman of Marsh & McLennan (“MMC”) and also is Chairman of MMC International. From 2000 to 2004, he served as a director of MMC and he has been a member of MMC’s International Advisory Board since 1993. Prior to joining MMC, Mr. Cabiallavetta was Chairman of Union Bank of Switzerland AG, which he joined in 1971. Mr. Cabiallavetta serves as a director of the Swiss American Chamber of Commerce. He is Chair of the Finance Committee.

Louis C. Camilleri Chairman and Chief Executive Officer Director since 2002 Age: 51	Mr. Camilleri is the Chairman and Chief Executive Officer of the Company, positions he has held since August 2002 and April 2002, respectively. Previously, from November 1996 to April 2002, he served as Senior Vice President and Chief Financial Officer of the Company. He has been employed continuously by the Company and its subsidiaries in various capacities since 1978. He is Chairman of Kraft Foods Inc. and a director of the New York Stock Exchange Board of Executives. Mr. Camilleri is Chair of the Executive Committee and a member of the Finance Committee.

J. Dudley Fishburn Chairman, HFC Bank (UK) United Kingdom Director since 1999 Age: 59	Mr. Fishburn is the Chairman of HFC Bank (UK). Previously, he was a Conservative Member of Parliament in the United Kingdom from 1988 to 1997 and also served as a Parliamentary private secretary in the administrations of Prime Ministers Margaret Thatcher and John Major. Prior to entering Parliament, Mr. Fishburn was Executive Editor of The Economist for nine years. Mr. Fishburn serves as a director of HSBC Bank plc (UK), HSBC (Finance) Inc., Henderson Smaller Companies Investment Trust plc (UK), and Beazley Group plc. He is a trustee of the Liver Research Trust and the Peabody Housing Trust. Mr. Fishburn is a member of the Audit, Compensation, Finance, Nominating and Corporate Governance and Public Affairs and Social Responsibility Committees.

Robert E. R. Huntley Retired lawyer, educator and businessman Director since 1976 Age: 76	Mr. Huntley retired as counsel to the law firm of Hunton & Williams in December 1995, a position he had held since December 1988. Previously, Mr. Huntley had served as Chairman, President and Chief Executive Officer of Best Products Co., Inc., Professor of Law at Washington and Lee School of Law and President of Washington and Lee University. He is the Presiding Director, and a member of the Audit, Compensation, Executive, Finance and Public Affairs and Social Responsibility Committees.

Thomas W. Jones Senior Partner, TWJ Capital LLC New York, NY Director since 2002 Age: 56	Mr. Jones assumed his position as Senior Partner of TWJ Capital LLC in May 2005. Previously, he held the position of Chairman and Chief Executive Officer of Global Investment Management with Citigroup Inc. from August 1999 to December 2004. He joined Travelers Group as Vice Chairman in 1997 and served as Chairman and Chief Executive Officer of Smith Barney Asset Management until October 1998. Prior to joining Travelers Group, Mr. Jones served as Vice Chairman of TIAA-CREF, the largest pension system in the United States, from 1995 to 1997. Mr. Jones currently serves as a director of the following privately held companies: Acoustic Technologies, Game Trust, Kool Span, Inc., Floor and Décor Outlets of America, Tango Networks and Zounds. He is also a trustee emeritus of Cornell University. Mr. Jones is a member of the Finance and Nominating and Corporate Governance Committees.

George Muñoz Principal, Muñoz Investment Banking Group, LLC, Washington, DC Partner, Tobin, Petkus & Muñoz, Chicago, IL Director since 2004 Age: 54	Mr. Muñoz is a principal of the Washington, D.C.-based firm of Muñoz Investment Banking Group, LLC. He is also a partner in the Chicago-based law firm of Tobin, Petkus & Muñoz. He served as President and Chief Executive Officer of the Overseas Private Investment Corporation from 1997 to January 2001. From 1993 to 1997, Mr. Muñoz was Chief Financial Officer and Assistant Secretary of the United States Treasury Department. He is a member of the Board of Directors of Marriott International, Inc., Archipelago Holdings, Inc. and Anixter International, Inc. He also serves on the Board of Trustees of the National Geographic Society. Mr. Muñoz is a member of the Audit and Public Affairs and Social Responsibility Committees.

Lucio A. Noto Managing Partner, Midstream Partners, LLC, New York, NY, energy investment company Director since 1998 Age: 67	Mr. Noto assumed his current position with Midstream Partners, LLC in March 2001. He retired as Vice Chairman of ExxonMobil Corporation in January 2001, a position he had held since the merger of the Exxon and Mobil companies in November 1999. Before the merger, Mr. Noto was Chairman and Chief Executive Officer of Mobil Corporation. Mr. Noto had been employed by Mobil continuously since 1962. Mr. Noto is a director of International Business Machines Corporation, Shinsei Bank Limited and United Auto Group, Inc. He also serves on the International Advisory Panel of TEMASEK (Singapore). He is Chair of the Audit Committee and a member of the Compensation, Executive and Finance Committees.

John S. Reed Former Chairman, New York Stock Exchange Retired Chairman and Co-CEO, Citigroup Inc., New York, NY Director, 1975-2003 Director since 2004 Age: 67	Mr. Reed served as the Chairman of the New York Stock Exchange from September 2003 to April 2005. He also served as the Interim Chief Executive Officer of the New York Stock Exchange from September 2003 to January 2004. He retired from his position as Chairman and Co-CEO of Citigroup Inc. in April 2000, positions he had held since 1998. Previously, Mr. Reed had also been the Chairman of Citicorp and Citibank, N.A. since 1984. Mr. Reed had held numerous positions with Citigroup Inc., and its predecessors and affiliates since 1965. He is also a member of the Corporation of the Massachusetts Institute of Technology, a director of the Manpower Demonstration Research Corp. and a trustee of the RAND Corporation and the Center for Advanced Studies in the Social and Behavioral Sciences. Mr. Reed served as a director of the Company from 1975 to September 2003, when he resigned to serve as Interim Chairman and Chief Executive Officer of the New York Stock Exchange and was re-elected a director of the Company in April 2004. He is Chair of the Compensation Committee and a member of the Audit, Executive, Finance and Nominating and Corporate Governance Committees.

Stephen M. Wolf

Chairman, R.R. Donnelley & Sons Company, Chicago, IL Chairman, Lehman Brothers Private Equity Advisory Board, New York, NY

Managing Partner, Alpilles, LLC, Arlington, VA

Director since 1993

Age: 64

Mr. Wolf became Chairman of R.R. Donnelley & Sons Company in March 2004. He assumed his position as Chairman of Lehman Brothers Private Equity Advisory Board in July 2005. He has been Managing Partner of Alpilles, LLC since April 2003. Prior to assuming that position, he was Chairman of US Airways Group from November 2001 to April 2003,(1) and Chief Executive Officer of US Airways, Inc., from January 1996 to November 1998. Prior to joining US Airways, he had served since August 1994 as senior advisor in the investment banking firm of Lazard Frères & Co. LLC. From 1987 to July 1994, he was Chairman and Chief Executive Officer of UAL Corporation and United Air Lines, Inc. He is a trustee of the World Wildlife Fund. Mr. Wolf is Chair of the Nominating and Corporate Governance Committee and a member of the Audit, Compensation, Executive and Public Affairs and Social Responsibility Committees.

(1) US Airways Group, Inc. filed for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code in August 2002 and emerged from bankruptcy protection under a plan of reorganization effective March 31, 2003. In September 2004, US Airways Group, Inc. filed again for voluntary reorganization under Chapter 11 of the United States Bankruptcy Code. US Airways Group, Inc. emerged from bankruptcy protection in September 2005.

Compensation of Directors

Directors who are full-time employees of the Company receive no additional compensation for services as a director. With respect to non-employee directors, the Company’s philosophy is to provide competitive compensation and benefits necessary to attract and retain high-quality non-employee directors. The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the interests of stockholders.

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the Company’s compensation survey group (defined on page 20) and considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors. Based on the latest available data, total compensation for the Company’s non-employee directors ranked within the third quartile (i.e., between the 50th percentile and the 75th percentile) of the Company’s Compensation Survey Group.

During 2005, non-employee directors received an annual cash retainer of $40,000 and fees of $2,000 for each Board and Committee meeting attended ($2,500 for committee chairs). Non-employee director committee chairs received annual retainers of $10,000 for additional services rendered in connection with committee chair responsibilities.

Pursuant to the 2005 Stock Compensation Plan for Non-Employee Directors, approved by stockholders at the 2005 Annual Meeting on April 28, 2005, each non-employee director received an annual share award of that number of shares of common stock having an aggregate fair market value of $120,000 on the date of grant (1,842 shares of common stock with a fair market value of $65.16 per share).

The following table presents the compensation received by the non-employee directors for fiscal year 2005.

NON-EMPLOYEE DIRECTOR COMPENSATION TABLE

Name	Total Cash (1)	Value of Shares of Common Stock	Total Compensation
Elizabeth E. Bailey*	$112,500	$120,000	$232,500
Harold Brown	73,000	120,000	193,000
Mathis Cabiallavetta*	76,500	120,000	196,500
J. Dudley Fishburn	109,000	120,000	229,000
Robert E. R. Huntley	101,000	120,000	221,000
Thomas W. Jones	75,000	120,000	195,000
George Muñoz	93,000	120,000	213,000
Lucio A. Noto*	109,500	120,000	229,500
John S. Reed*	115,500	120,000	235,500
Carlos Slim Helú	63,000	120,000	183,000
Stephen M. Wolf*	115,000	120,000	235,000

*	Denotes committee chair

(1)	Includes annual retainer, meetings fees and Committee Chairman fees as applicable.

A non-employee director may elect to defer the award of shares of common stock, meeting fees and all or part of the annual retainer. Deferred fee amounts are “credited” to an unfunded account and may be “invested” in eight “investment choices,” including an Altria common stock equivalent account. These “investment choices” parallel the investment options offered to employees under the Altria Group, Inc. Deferred Profit-Sharing Plan and determine the “earnings” that are credited for bookkeeping purposes to a non-employee director’s account. Subject to certain restrictions, a non-employee director is permitted to take cash distributions, in whole or in part, from his or her account either prior to or following termination of service.

Non-employee directors also are covered by business travel and accident insurance, which the Company maintains for their benefit when they travel on Company business, as well as group life insurance.

OWNERSHIP OF EQUITY SECURITIES

The following table shows the number of shares of common stock beneficially owned as of March 1, 2006, by each director, nominee for director, executive officer named in the Summary Compensation Table and the directors and executive officers of the Company as a group. Unless otherwise indicated, each of the named individuals has sole voting and investment power with respect to the shares shown. The beneficial ownership of each director and executive officer is less than 1% of the outstanding shares.

Name	Amount and Nature of Beneficial Ownership (1) (2)
Elizabeth E. Bailey	40,355
Harold Brown	28,237
Mathis Cabiallavetta	6,215
Louis C. Camilleri	2,805,424
Roger K. Deromedi	604,725
J. Dudley Fishburn	10,910
Robert E. R. Huntley	49,692
Thomas W. Jones	14,458
George Muñoz	2,903
Lucio A. Noto	48,592
Steven C. Parrish	1,244,909
John S. Reed	75,954
Carlos Slim Helú	1,511,839
Michael E. Szymanczyk	1,033,011
Charles R. Wall	1,455,133
Stephen M. Wolf	33,303
Group (25 persons)	10,888,643

(1)	Includes maximum number of shares as to which these individuals can acquire beneficial ownership upon the exercise of stock options that are currently vested or that will vest before April 30, 2006 as follows: Dr. Bailey, 14,334; Dr. Brown, 14,334; Mr. Camilleri, 2,050,140; Mr. Deromedi, 412,469; Mr. Fishburn, 4,695; Mr. Huntley, 14,334; Mr. Jones, 2,295; Mr. Noto, 14,334; Mr. Parrish, 734,680; Mr. Reed, 14,334; Mr. Szymanczyk, 680,480; Mr. Wall, 1,206,708; Mr. Wolf, 14,334; and group, 6,111,748. Also includes shares of restricted common stock as follows: Mr. Camilleri, 660,000; Mr. Parrish, 154,450; Mr. Szymanczyk, 164,050; Mr. Wall, 168,850; and group, 1,571,950.

(2)	Includes shares as to which beneficial ownership is disclaimed by Mr. Noto, 15,935 (shares held by spouse); and Mr. Parrish, 4,000 (shares held by children and family trust). Also includes 1,500,000 shares as to which Mr. Slim shares voting and/or investment power with others and has disclaimed beneficial ownership except to the extent of his pecuniary interest therein. Also includes 345,637 additional shares as to which voting and/or investment power is shared with or controlled by another person and as to which beneficial ownership is not disclaimed, as follows: Dr. Brown, 12,000 (shares held in trust); Mr. Huntley, 3,600 (shares held in joint tenancy); Mr. Noto, 2,262 (shares held in joint tenancy); Mr. Parrish, 313,155 (shares held in family trust); and others in group, 14,620. Also includes shares of deferred stock as follows: Dr. Bailey, 10,104; Dr. Brown, 1,903; Mr. Cabiallavetta, 6,215; Mr. Jones, 7,044; Mr. Muñoz, 1,903; Mr. Noto, 7,950; Mr. Reed, 4,272; Mr. Slim, 7,044; and Mr. Wolf, 7,044. Also includes 6,215 deferred stock units in the case of Mr. Fishburn.

The following table sets forth information regarding persons or groups known to the Company to be beneficial owners of more than 5% of the outstanding common stock.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Common Stock Outstanding on March 6, 2006
Capital Research and Management Company	162,229,100	(1)	7.78
333 South Hope Street
Los Angeles, CA 90071

(1)	According to Schedule 13G, dated February 10, 2006, filed with the Securities and Exchange Commission by Capital Research and Management Company calculating the number of shares as of December 30, 2005.

Section 16(a) Beneficial Reporting Compliance

Through an administrative oversight by the Company, Forms 4 were filed late with respect to two automatic cash distributions received by Harold Brown from the phantom stock fund of the 1992 Compensation Plan for Non-Employee Directors in connection with his prior term of service as a director of Altria Group, Inc. from 1983 until 2003.

EXECUTIVE COMPENSATION

Comparison of Five-Year Cumulative Total Return

The following graph compares the cumulative total return on common stock for the last five years with the cumulative total return for the same period of the S&P 500 Index and the Altria peer group index. The graph assumes the investment of $100 in common stock and each of the indices as of the market close on December 31, 2000 and reinvestment of all dividends.

Date	Altria	S&P 500	Altria Peer Group (1)
December 2000	$100.00	$100.00	$100.00
December 2001	$109.11	$88.17	$94.56
December 2002	$102.02	$68.73	$95.34
December 2003	$145.89	$88.41	$111.08
December 2004	$172.74	$98.00	$118.84
December 2005	$220.70	$102.80	$126.77

(1)	The Altria Peer Group consists of the following companies that are competitors of the Company’s operating subsidiaries or that have been selected on the basis of size, global focus or industry leadership: Anheuser-Busch Companies, Inc., British American Tobacco p.l.c., Campbell Soup Company, The Coca-Cola Company, ConAgra Foods, Inc., General Mills, Inc., H. J. Heinz Company, Hershey Foods Corporation, Kellogg Company, Nestlé S.A., PepsiCo, Inc., The Procter & Gamble Company, Reynolds American Inc., Sara Lee Corporation, Unilever N.V., and UST Inc.

The five year cumulative total return graph excludes The Gillette Company as a result of its acquisition by The Procter & Gamble Company in 2005.

Compensation Committee Report on Executive Compensation

To Our Stockholders:

The Compensation Committee is responsible for overseeing executive compensation programs that are designed to:

•	support the Company’s efforts to develop world-class leaders;

•	support business strategies that promote growth, societal alignment and integrity of conduct within the Company, and appropriately balance short-term and long-term goals;

•	reinforce the relationship between pay and performance by placing a significant portion of compensation at risk and subject to the achievement of financial goals and other critical individual and business objectives; and

•	align the interests of executives with those of stockholders through the use of equity-based awards, stock ownership guidelines and long-term cash incentive awards that are linked to stockholder value.

Compensation Survey Group

To ensure that the Company’s compensation and benefit programs are properly benchmarked, the Committee compares the Company’s compensation and benefit practices and levels of pay to a Compensation Survey Group. Companies are selected based on the following criteria:

•	are of a similar size and have executive positions similar in breadth, complexity and scope of responsibility;

•	have global businesses; and

•	compete with the Company for executive talent.

For 2005, the Compensation Survey Group consisted of the following 23 companies: 3M Company, Anheuser-Busch Companies, Inc., Bristol-Myers Squibb Company, Campbell Soup Company, Citigroup Inc., The Coca-Cola Company, Colgate-Palmolive Company, ConAgra Foods, Inc., Exxon Mobil Corporation, Ford Motor Company, General Electric Company, General Mills, Inc., General Motors Corporation, The Gillette Company, H.J. Heinz Company, International Business Machines Corporation, Johnson & Johnson, Kellogg Company, Merck & Co., Inc., PepsiCo, Inc., Pfizer Inc., The Procter & Gamble Company and Reynolds American Inc. While there is substantial overlap between these companies and the companies in the Altria Peer Group used in the graph on page 19, there are some differences. These differences result from the fact that the Compensation Survey Group has been designed primarily to include companies with whom we compete for executive talent and whose approach to compensation does not differ greatly from those of U.S.-based multinationals, while the Altria Peer Group is a broader group that includes the Company’s international business competitors.

In addition to market-based data, the Committee considers the following factors in determining executive compensation:

•	the Company’s operating and financial performance compared with its annual and long-term goals, as measured by revenues, volume, market share, discretionary cash flow, operating companies income, net earnings, earnings per share, implementation of strategic initiatives, and comparisons to companies within the Compensation Survey Group as measured by total stockholder return;

•	integrity of conduct within the Company, compliance with internal controls, and actions taken to promote societal alignment;

•	each executive’s contributions to the Company’s overall results;

•	the external challenges to the Company’s ability to recruit and retain executive talent, given the environment surrounding the tobacco industry; and

•	the Company’s size and complexity compared with companies in the Compensation Survey Group.

The Committee determined that it is appropriate to design programs that deliver total compensation for executives within the third quartile (i.e., up to the 75th percentile) of the Compensation Survey Group. Actual awards can exceed the third quartile when business objectives and individual performance exceeds targeted goals. Based on the latest available data, total compensation (defined as base salary, annual and long-term incentives, perquisites and benefits) for the Company’s executive officer group ranked within the 4th quartile (i.e., upper quartile) of the Compensation Survey Group.

Compensation Components

The Company’s compensation program consists of: base salary, annual cash incentives, long-term cash and equity incentives, retirement benefits and certain perquisites. By design, approximately three-fourths of the compensation awarded to executives is variable annual and long-term incentive compensation that is directly related to shareholder value and overall performance of the Company and its operating companies. The Company also imposes stock ownership requirements on its executives and does not have a change-of-control or employment agreement with its Chief Executive Officer.

A description of each of the compensation program components follows.

Base Salary

The Committee reviews base salaries for the Chairman and Chief Executive Officer and those senior executive officers reporting to the Chief Executive Officer and determines if an increase is appropriate. The Committee considers a number of factors when reviewing base salaries: the executive’s individual performance, level of responsibility, prior experience, and a comparison to base salaries paid for comparable positions in other companies, and the relationship between base salaries paid within the Company. The Committee does not assign a particular weight to any factor.

During 2005, the Committee increased the base salaries of Altria’s named executive officers. The Compensation Committee of the Kraft Foods Inc. Board of Directors also increased the base salary of Mr. Deromedi. The increases were as follows:

Executive Officer	Date of Base Salary Increase	Base Salary Increase Amount	Base Salary After Increase
Mr. Louis C. Camilleri	May 2005	$250,000	$1,750,000
Mr. Roger K. Deromedi	April 2005	$100,000	$1,200,000
Mr. Steven C. Parrish	May 2005	$45,000	$950,000
Mr. Michael E. Szymanczyk	May 2005	$66,000	$1,116,000
Mr. Charles R. Wall	May 2005	$54,000	$984,000

Annual Incentives

The Company’s annual incentive program is designed to focus and reward executives based on those measures identified as having a positive impact on the Company’s annual business results. At the conclusion of each year, the Committee assesses the Company’s performance based on quantitative and qualitative measures. Based on these assessments, the Committee determines a rating for each of the Company’s businesses. These ratings are used to determine the size of the bonus pools for the corporate unit and each operating company.

For 2005, annual incentive awards to executives were based on an assessment of participant, operating company and overall corporate performance. The Committee did not assign specific weights to any of the factors used in the assessment of performance. At the corporate level, the financial performance factors included total cash flow (which the Company defines as net cash provided by operating activities less capital expenditures), total shareholder return, operating companies income, net earnings and earnings per share. At the operating company level, the performance factors included operating company income, discretionary cash flow, net revenue, volume and market share.

The Committee also evaluated the Company’s performance across such qualitative factors as portfolio management, innovation, societal alignment, management of regulatory and legal challenges, compliance and internal controls, diversity and leadership development.

The Company’s domestic and international tobacco businesses posted strong results in 2005, the latter favorably impacted by key strategic international acquisitions and the benefit of favorable currency. In addition to strong financial performance, our domestic tobacco business received favorable rulings in several key legal cases. The performance of our tobacco businesses helped to offset weak results by Kraft Foods Inc., which continues to be affected by unprecedented commodity cost pressures and pricing constraints. Despite these ongoing obstacles, Kraft Foods Inc. has made strides in enhancing brand equity and driving product innovation. At the corporate level, overall strong financial performance, which exceeded budgeted targets, coupled with improvement in the litigation environment has resulted in very solid stock price appreciation. For 2005, the Company’s total shareholder return (defined as compound annual share price growth plus dividends) was 27.7% and significantly exceeded that of our Peer Group, the Compensation Survey Group and the S&P 500.

For 2005, ratings for the Company and its tobacco businesses were above target levels. Based on its 2005 results, the Kraft Foods Inc. Compensation Committee determined that Kraft Foods Inc. and its businesses should receive ratings below target levels.

For those executives whose compensation is subject to the deductibility limitations of Section 162(m) of the Internal Revenue Code (the “covered officers”), annual incentive awards are also contingent upon the achievement of adjusted net earnings derived from a compensation formula set by the Committee. For 2005, the Company’s adjusted net earnings target was achieved and the covered officers received payments consistent with financial performance as permitted under the formula established and approved at the beginning of the year.

Long-Term Incentives

The 2005 Performance Incentive Plan (the “2005 Plan”), approved by stockholders at the 2005 Annual Meeting, permits the Company to grant restricted stock, stock options, stock appreciation rights, and other equity awards, based on the Company’s common stock, as well as performance-based, long-term incentive cash awards, to the Company’s salaried employees. Long-term incentives assist the Company in focusing employee efforts and providing rewards based on attaining performance goals over a number of years, a focus that is integral to the Company’s continued success.

•

Restricted Stock. The Committee determined that, beginning in 2003, equity awards would be made in shares of restricted stock (or restricted stock units in countries outside of the United States) rather than fixed-price stock options. The grant of restricted stock awards in 2003, 2004 and 2005 to our executives, together with a decrease in the overall proportion of equity awards to total compensation, has resulted in substantially lower share utilization for executive compensation. Restricted stock awards vest three years after the date of the award. Annual restricted stock awards are determined based on an employee’s individual performance and potential within the organization. The Committee believes that time-based restricted stock is appropriate for Altria employees given that the price volatility of the Company’s shares is often affected by factors other than Company performance such as litigation. Recipients of restricted stock receive cash dividends on the shares of restricted stock granted to them at the same time and in the same amounts as the Company’s stockholders. These dividends are treated as ordinary income for individual tax purposes.

•	Long-Term Performance Incentive Awards. Long-Term Performance Incentive Awards reward senior executives based on the achievement of long-term financial and strategic goals that contribute to the success of the Company. The three-year long-term performance cycle that began on January 1, 2004 will conclude on December 31, 2006. Awards payable to executives will be paid in cash based on an assessment of overall corporate and individual participant performance. Performance will be assessed primarily against total stockholder return (“TSR”). TSR will be assessed relative to the Company’s Compensation Survey Group and major indices such as the S&P 500 and the Dow Jones Industrial Average. TSR measures the Company’s compound annual share price growth plus dividends during the performance cycle and provides the Company with the clearest link to the creation and growth of stockholder value. Secondary measures include cash flow, market share growth, operating company income, net earnings and earnings per share. These measures were established and approved by the Committee at the beginning of the current three-year long-term performance cycle that began on January 1, 2004. Awards payable to the Section 162(m) covered officers for the three-year cycle are also subject to a formula based on the achievement of cumulative adjusted net earnings during the period.

•	Stock Ownership Guidelines. Stock ownership guidelines were introduced in 2003 to further align the interests of approximately 200 executives with those of our stockholders. Under the guidelines, executives are expected to hold common stock in an amount equal to a multiple of their base salary as determined by their position. The guidelines range from two times base salary to 12 times base salary for the Chairman and Chief Executive Officer. For purposes of these guidelines, stock ownership includes shares over which the executive has direct or indirect ownership or control, including restricted stock and restricted stock units, but does not include unexercised stock options. Executives are expected to meet their ownership guidelines within five years of becoming subject to the guidelines. Each named executive officer currently owns stock at or above their stock ownership requirements under the stock ownership guidelines.

•	Stock Options. Consistent with the Committee’s decision to make equity awards in shares of restricted stock, the Committee did not make any new stock option grants in 2005.

Stock options that were granted prior to 2003 to a limited number of the Company’s most senior executives have an Executive Ownership Stock Option (“EOSO”) feature. The EOSO feature promotes the earlier exercise of stock options and the retention of Company shares to build share ownership among the Company’s senior executives. An EOSO is granted when an eligible senior executive exercises an option at a time when the Company’s stock price has appreciated at least 20% above the option grant price, and the executive satisfies payment of the option exercise price using shares of common stock that have been owned for at least six months. The senior executive is required to hold the new net shares delivered upon exercise for a period of at least one year or the related EOSO grant is forfeited. The EOSO is granted for the number of shares used to cover the exercise price of the underlying option and related taxes, has an exercise price equal to the fair market value of common stock tendered, a term limited to the remaining term of the original option and vests six months from the date of grant. The EOSO feature does not apply to options to purchase stock of Kraft Foods Inc. granted by the Company to non-Kraft Foods Inc. employees at the time of the Kraft Foods Inc. initial public offering.

A limited number of senior executives who exercised stock options during 2005 received EOSOs in connection with the exercise. During 2005, a total of 2,026,474 EOSOs were issued as a result of option exercises. All outstanding stock options with an EOSO feature will expire no later than 2011.

Retirement Benefits

The Company maintains tax-qualified pension and deferred profit-sharing plans which provide funded retirement benefits for nearly all employees. It also maintains unfunded supplemental pension and deferred profit-sharing plans providing benefits that, because of tax law limitations, cannot be provided under the tax-qualified plans. The annual pension benefits payable for the life of the employee commencing at normal retirement age (age 65) for salaried employees of Altria Group, Inc. and its subsidiaries other than Kraft Foods Inc. and its subsidiaries (“Altria employees’”) are determined under a formula, described in more detail on pages 34-35, based on years of service and compensation. This life annuity amount may be reduced as a result of elections of survivor death benefits or for commencement of benefits before normal retirement age. Altria employees who terminate employment before age 55 can commence benefits after attaining age 55 with reductions in the amounts that would otherwise be payable at age 65, reflecting the early commencement. Employees who continue in employment until they are age 55 or older can elect to retire early and immediately commence benefits with a smaller reduction for early commencement or, after 30 years of service, can retire at or after age 55 with no reduction from the annual amount otherwise payable at normal retirement age.

Pensions for Altria employees are payable from a funded tax-qualified pension plan and, to the extent that tax law limitations do not allow paying the full pension under the tax-qualified plan, under Altria’s unfunded supplemental pension plans. Because of these limitations most of the pension benefits promised to the named executive officers were provided under the supplemental pension plans. Contributions to the tax-qualified deferred profit-sharing plan were also limited by the tax rules, with any amount above the limits being credited under the supplemental deferred profit-sharing plan. In prior years the Company paid amounts to individual trusts established by a number of employees or to employees themselves that serve to offset the benefits payable under these supplemental retirement plans. For benefits earned for service before 2005, the benefits promised these employees will remain in place and additional payments with respect to these pre-2005 benefits may continue to be made.

Beginning with 2005, new arrangements were implemented to ensure compliance with new tax legislation. Under the new arrangements, most Altria employees eligible for the individual trust payments will not accrue additional benefits under the supplemental pension or deferred profit-sharing plans. Instead, for 2005 and subsequent years they will receive current payments calculated to approximate (after paying taxes on the payments) the after-tax value of the additional benefits they would have earned had they remained covered by these supplemental retirement plans. These new “target payments” will be made annually shortly after the close of each calendar year during which employment continues, subject to the Company’s right to discontinue the payments. Like the payments made for pre-2005 plan benefits, these payments will be made to individual trusts established by the employees or to the employees themselves. They are not intended to represent an increase from the benefits previously promised to employees. Instead, the annual target payments are intended to provide amounts that employees can save for retirement and that have a value approximating the additional supplemental retirement plan accruals they will no longer receive.

The new payments completely replace post-2004 coverage under the supplemental retirement plans for the employees, including all of the eligible named executive officers, who receive them. The amounts of the new payments will vary from year to year depending on an employee’s age, salary changes, interest rates, whether the employee would have become eligible for early retirement benefits had he or she continued to be covered by the supplemental retirement plans, and other factors, just as the value of continued plan coverage would vary from year to year. Since the new payments fully replace post-2004 coverage under the supplemental retirement plans, they also render the annual value earned by employees more transparent than under the previous arrangement.

The value received under tax-qualified retirement plans and as target payments by the named executive officers (other than Mr. Deromedi, who is covered only by retirement plans maintained by

Kraft Foods Inc.) for 2005 are summarized in the table below. As is evident from the table, the limitations applicable to tax-qualified plans will result in a very high proportion of the retirement allowances earned by named executive officers in future years being delivered through the target payments.

	Mr. Camilleri	Mr. Parrish	Mr. Szymanczyk	Mr. Wall
1. Present value of 2005 Qualified Pension Accruals	$15,080	$20,611	$22,451	$28,405
2. Qualified Deferred Profit-Sharing Plan Allocations	28,000	28,000	28,000	28,000
3. Target Payments	2,197,965	3,127,774	2,542,886	1,447,393

Total	$2,241,045	$3,176,385	$2,593,337	$1,503,798

The target payment for Mr. Parrish for 2005 was substantially greater than would otherwise have been the case as a result of his attaining age 55 during the year. Had he continued to accrue pension benefits under the supplemental retirement plans, he would have become eligible for early retirement with an increase in the present value of his pension benefits approximating this increase in his target payment. For the tax-qualified pension plan accruals shown on line 1 above, the present values shown are for the incremental annual pension benefits for service during 2005 payable in the form of a single life annuity commencing at normal retirement age (age 65) based on the same assumptions used to determine the benefit obligations under the qualified pension plan for year-end 2005 financial disclosure under Statement of Financial Accounting Standards No. 87, “Employer’s Accounting for Pensions”. As noted previously, other payments have been and may continue to be made with respect to promised supplemental retirement plan benefits earned from service before 2005. These pre-2005 supplemental benefits are frozen in amount and are not duplicated in the target payments, which are earned for post-2004 service.

Additional information concerning deferred profit-sharing and pension benefits and target payments is contained in the Summary Compensation Table on page 28 and the Altria Group, Inc. Retirement Plans discussion beginning on page 34 where such information is reported in accordance with current SEC rules.

Perquisites

Executive perquisites are listed in the table on page 29. Other than these perquisites, executives have the same benefits that are provided to employees generally. For reasons of security and personal safety, the Company requires Messrs. Camilleri and Szymanczyk to use Company aircraft for all travel. Kraft Foods Inc. has adopted the same policy with respect to Mr. Deromedi.

Compensation of the Chairman of the Board and Chief Executive Officer

The Chairman of the Board and Chief Executive Officer participates in all programs available to the Company’s executive officers and includes: base salary, annual incentives, restricted stock and long-term performance incentive awards. The Long-Term Performance Incentive Award Program relates specifically to “shareholder value” and the equity-related compensation is designed to provide the Chairman and Chief Executive Officer with a “carried interest” in the company’s stock over the course of his tenure. Required stock holding rules emphasize the long-term nature of this element.

Year-to-year and longer term performance is assessed both quantitatively and qualitatively by the Committee in relation to the Company’s strategic plan: specifically marketplace and financial performance, societal alignment, resolution of legal issues, progress along the Company’s evolutionary pathway and development of the Board and management teams. For the year 2005, the Committee felt that both Mr. Camilleri and the Company had made very substantial progress, with the sole exception of Kraft, which had a difficult year. The other businesses achieved good results, the Company is increasingly seen to be aligned with society’s views about tobacco, and legal issues have become less threatening. The Board, under Mr. Camilleri’s leadership, is felt to function well and the management depth is exceptional in many cases and strengthening where this is needed. Good progress has been made against our aspirations.

The Committee reviews Mr. Camilleri’s salary every other year. Mr. Camilleri’s salary was increased to $1,750,000 in May 2005 and was within the 4th quartile (i.e., upper quartile) of the Compensation Survey Group based on the latest available data.

The Committee awarded Mr. Camilleri an annual incentive of $4,200,000 for 2005 under the 2005 Plan, which was within the 4th quartile of the Compensation Survey Group, based on the latest available data. Mr. Camilleri’s annual incentive award was subject to, and within the limits of, the funding formula based on the achievement of an adjusted net earnings goal established at the beginning of the year for all covered officers.

Mr. Camilleri’s annual incentive compensation is determined by discussion and judgments made by the Compensation Committee of the Board of Directors. This takes place within the framework of the Company’s overall incentive compensation program, which requires that each unit’s performance be assessed and then that the overall Company’s performances be assessed at the conclusion of the year, generally a month prior to a review of the individual contribution of the Chief Executive Officer.

The Committee has agreed on a ten-year framework for Chief Executive Officer equity compensation, which reflects the past practices of the Company as well as practices within Compensation Survey Group companies. In January 2006, the Committee awarded Mr. Camilleri 135,000 shares of restricted stock that will vest three years after the grant date. This award was made as part of the Company’s annual restricted stock program and was based on the Committee’s assessment of Mr. Camilleri’s performance and long-term potential as Chief Executive Officer. As is the case with all employees who receive restricted stock awards, Mr. Camilleri receives cash dividends on the shares of restricted stock granted to him at the same times and in the same amounts as the Company’s stockholders.

As a result of the compensation actions taken during 2005, Mr. Camilleri’s long-term incentive compensation and total compensation (total cash compensation plus all long-term incentive compensation) rank in the 4th quartile of the Compensation Survey Group based on the latest available data.

Policy With Respect To Qualifying Compensation for Deductibility and Other Matters

The Company’s ability to deduct compensation paid to individual covered officers is generally limited by Section 162(m) of the Internal Revenue Code to $1.0 million annually. However, this limitation does not apply to performance-based compensation, provided certain conditions are satisfied. The Annual Incentives the Committee awarded to covered officers in 2005 were subject to, and made in accordance with, performance-based compensation arrangements previously implemented by the Company.

In general, the Company’s policy is to preserve the federal income tax deductibility of compensation it pays to its executives. Accordingly, the Committee has taken appropriate actions, to the extent it believes feasible, to preserve the deductibility of annual incentive and long-term performance awards. However, notwithstanding this general policy, the Committee has authorized, and will continue to retain the discretion to authorize, payments that may not be deductible, if it believes that they are in the best interests of both the Company and its stockholders. The Committee determined that it was appropriate to pay Messrs. Camilleri and Szymanczyk base salaries in excess of $1.0 million. This determination will cause a portion of their base salary to exceed the $1.0 million deductibility limit. The Compensation Committee of the Kraft Foods Inc. Board of Directors made a similar determination for the base salary of Mr. Deromedi.

In addition, covered officers’ income may exceed the $1.0 million deductibility limit because of other elements of their annual compensation, such as perquisites, vesting in and dividends on restricted stock, payments related to the funding of retirement benefits or target payments made in lieu of coverage under retirement plans, tax reimbursements, and income resulting from payments made pursuant to plans that do not discriminate in favor of executive officers.

Compensation Committee:

John S. Reed, Chair

Elizabeth E. Bailey

Harold Brown

J. Dudley Fishburn

Robert E. R. Huntley

Lucio A. Noto

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Summary Compensation Table

		Annual Compensation			Long-Term Compensation
					Awards				Payouts
Name and Principal Position	Year	Salary $	Bonus $	Other Annual Compen- sation(1) $	Restricted Stock Awards(2) $		Securities Underlying Options (Altria) Shares		LTIP $		All Other Compen- sation(3) $	Total Compen- sation(4) $
Louis C. Camilleri,	2005	1,663,462	4,200,000	313,792	7,730,000		-0-		-0-		4,227,715	18,134,969
Chairman of the Board	2004	1,500,000	3,250,000	229,418	6,956,250		-0-		-0-		1,732,750	13,668,418
and Chief Executive	2003	1,415,385	2,750,000	195,101	12,960,500	(5)	-0-		6,350,000	(6)	1,158,308	24,829,294
Officer, Altria Group,
Inc.

Roger K. Deromedi, (7)	2005	1,175,385	1,400,000	371,816	4,957,473		238,165	(8)	-0-		449,500	11,878,241
Chief Executive	2004	1,137,292	1,800,000	250,470	6,426,000		175,277	(8)	-0-		247,657	11,556,193
Officer, Kraft Foods	2003	924,848	900,000	43,702	2,008,799		40,735	(8)	3,700,000	(6)	113,485	7,957,498
Inc.

Steven C. Parrish,	2005	934,423	1,350,000	53,759	1,795,834		434,104	(8)	-0-		3,655,941	14,155,401
Senior Vice President,	2004	892,885	1,200,000	34,173	2,109,135		-0-		-0-		510,725	4,746,918
Corporate Affairs,	2003	859,846	1,200,000	40,777	1,685,976		-0-		3,350,000	(6)	379,156	7,515,755
Altria Group, Inc.

Michael E. Szymanczyk,	2005	1,094,000	2,000,000	408,229	2,195,320		234,253	(8)	-0-		3,198,332	12,470,285
Chairman and Chief	2004	1,032,333	1,800,000	244,271	2,109,135		151,991	(8)	-0-		664,935	7,567,092
Executive Officer,	2003	981,333	1,500,000	81,970	2,057,017		205,572	(8)	4,000,000	(6)	516,078	10,571,682
Philip Morris USA Inc.

Charles R. Wall,	2005	965,308	1,875,000	81,977	2,195,320		-0-		-0-		2,007,263	7,124,868
Senior Vice President	2004	914,423	1,500,000	64,187	2,109,135		-0-		-0-		529,800	5,117,545
and General Counsel,	2003	873,154	1,350,000	59,628	1,753,371		-0-		3,450,000	(6)	394,859	7,881,012
Altria Group, Inc.

(1)	Other Annual Compensation for each of the named executives includes the following amounts:

		Mr. Camilleri	Mr. Deromedi	Mr. Parrish	Mr. Szymanczyk	Mr. Wall
Reimbursement for taxes on retirement assets held in trust (a)	2005 2004 2003	$40,277 33,087 30,435	$42,751 28,393 13,697	$20,232 13,211 13,051	$98,468 65,054 60,562	$57,307 37,437 39,973

Personal use of company aircraft (b)	2005 2004 2003	217,650 133,342 99,135	224,121 157,838 0	0 0 0	288,210 146,297 0	0 0 0

Car expenses (c)	2005 2004 2003	43,521 49,543 44,880	35,863 18,693 19,713	17,129 15,578 13,875	8,954 9,341 9,994	19,456 19,456 16,750

Financial counseling services	2005 2004 2003	7,000 7,000 15,000	10,000 10,000 9,640	9,793 2,400 10,000	10,000 7,162 10,259	5,214 7,294 2,905

Security (d)	2005 2004 2003	5,344 6,446 5,651	57,309 34,727 0	6,605 2,984 3,851	2,353 16,417 638	0 0 0

(a)	These trust assets offset amounts, otherwise payable by the Company or its operating subsidiaries, for vested benefits under non-qualified supplemental retirement plans and are not intended to increase total promised benefits. The amounts shown are attributable to assets which offset pre-2005 vested benefits under these plans.

(b)	For reasons of security and personal safety, the Company requires Messrs. Camilleri and Szymanczyk to use Company aircraft for all travel. Kraft Foods Inc. has adopted the same policy with respect to Mr. Deromedi. The incremental cost of personal use of Company aircraft includes the cost of trip-related crew hotels and meals, in-flight food and beverages, landing and ground handling fees, hourly maintenance contract costs, hangar or aircraft parking costs, fuel costs based on the average annual cost of fuel per hour flown, and other smaller variable costs. Fixed costs that would be incurred in any event to operate Company aircraft (e.g., aircraft purchase costs, depreciation, maintenance not related to personal trips, and flight crew salaries) are not included. Prior to 2004, the amounts attributable to such personal use of Company aircraft by Mr. Camilleri (Messrs. Deromedi and Szymanczyk did not have personal use of Company aircraft at that time) were computed in accordance with Internal Revenue Service (“IRS”) guidelines. Mr. Camilleri was responsible for taxes on this amount and was not reimbursed for such taxes.

(c)	In the case of Mr. Camilleri, includes the incremental cost of personal use of a Company car and driver, which the Company provides Mr. Camilleri for reasons of security and personal safety. With respect to the other named executives, includes the annual cost of providing a leased vehicle, and in the case of Mr. Deromedi, includes a discount to market value on the purchase of the car at the end of the lease term.

(d)	Includes the costs associated with Company-provided home security systems. In the case of Mr. Deromedi, includes the costs of installation of a computer network in Mr. Deromedi’s home to provide direct and secure connection to the Company’s computer network and wireless connectivity with the home security system.

(2)	The value shown is based upon the closing price of Altria Group, Inc. (or of Kraft Foods Inc. for Mr. Deromedi) stock on the day of grant. The table below shows the number of shares granted by year and the total number and value of restricted shares held by the named executives as of December 31, 2005. The executives receive the same cash dividends on restricted shares as holders of regular common stock.

	Restricted Stock Award by Year
							Total Restricted Stock Held as of December 31, 2005 (a)
	2005		2004		2003
Name	Shares	($)	Shares	($)	Shares	($)	Shares	($)
Altria Group, Inc.
Louis C. Camilleri	125,000	7,730,000	125,000	6,956,250	350,000	12,960,500	700,000	52,304,000
Steven C. Parrish	29,040	1,795,834	37,900	2,109,135	45,530	1,685,976	174,370	13,028,926
Michael E. Szymanczyk	35,500	2,195,320	37,900	2,109,135	55,550	2,057,017	189,950	14,193,064
Charles R. Wall	35,500	2,195,320	37,900	2,109,135	47,350	1,753,371	186,550	13,939,016
Kraft Foods Inc.
Roger K. Deromedi	150,090	4,957,473	200,000	6,426,000	55,630	2,008,799	405,720	11,429,132

(a)	Includes restricted stock awards made prior to 2003.

The stock price on date of grant for Altria Group, Inc. was $37.03 in 2003; $55.65 in 2004; and $61.84 in 2005. The stock price on date of grant for Kraft Foods Inc. was $36.11 in 2003; $32.13 in 2004; and $33.03 in 2005. The stock price on December 30, 2005, was $74.72 for Altria Group, Inc. and $28.17 for Kraft Foods Inc. The awards will vest three years from the grant date. See footnote 3 for dividend amounts paid on shares of restricted stock. On January 25, 2006, each of the Altria Group, Inc. named executives received Altria Group, Inc. restricted stock awards, with a value at such date as follows: Mr. Camilleri, 135,000 shares, $9,969,750; Mr. Parrish 25,610 shares, $1,891,299; Mr. Szymanczyk, 29,650 shares, $2,189,653; and Mr. Wall, 29,650 shares, $2,189,653. On January 24, 2006, Mr. Deromedi received a Kraft Foods Inc. restricted stock award, with a value at such date as follows: 172,420 shares, $4,938,109. In addition, on February 3, 2006, vesting restrictions lapsed for restricted stock awards granted in 2003 with a value at such date as follows; Mr. Camilleri 175,000 shares, $12,516,875; Mr. Deromedi 55,630 shares, $1,617,442; Mr. Parrish 45,530 shares, $3,256,533; Mr. Szymanczyk, 55,550 shares, $3,973,214; and Mr. Wall, 47,350 shares, $3,386,709.

(3)	The All Other Compensation reported in the table above for the named executive officers includes the following amounts:

		Mr. Camilleri	Mr. Deromedi	Mr. Parrish	Mr. Szymanczyk	Mr. Wall
Allocations to defined contribution plans (a)	2005 2004 2003	$28,000 225,000 212,308	$133,892 91,678 85,718	$28,000 133,933 128,977	$28,000 154,850 147,200	$28,000 137,163 130,973

Dividends paid on restricted stock (b)	2005 2004 2003	2,001,750 1,507,750 946,000	312,065 154,444 26,702	500,167 376,792 250,179	627,446 510,085 368,878	531,870 392,637 263,886

Target Payments (2005) (c)	2005	2,197,965	0	3,127,774	2,542,886	1,447,393

(a)	The amounts shown are for allocations to defined contribution plans. For years before 2005, these amounts are for allocations to both tax-qualified and supplemental retirement defined contribution plans. Beginning with 2005, the named executive officers (other than Mr. Deromedi) were no longer covered by the supplemental retirement plans, so the amounts shown for 2005 (except for Mr. Deromedi) relate solely to the tax-qualified plans.

(b)	Dividends were paid on restricted shares of Altria Group, Inc. except for Mr. Deromedi whose dividends were paid on restricted shares of Kraft Foods Inc.

(c)	Beginning with 2005, the named executive officers (other than Mr. Deromedi, who is covered by plans of Kraft Foods Inc.) ceased to accrue additional benefits under the Company’s supplemental defined contribution and supplemental pension plans. In lieu of additional accruals under those plans, target payments, calculated to yield an after-tax amount approximating the after-tax value of amounts they otherwise would have accrued under the plans, were made in early 2006 to their individual trusts. As a result of this change, the specific dollar amounts reported as target payments here effectively replace for 2005 both supplemental retirement plan dollar amounts shown for prior years as Allocations to Defined Contribution Plans and, with respect to the supplemental pension plans, amounts that were included in benefits reported as part of the Pension Plan Table for the Altria Group, Inc. Retirement Plan. (See the Retirement Benefits portion of the Compensation Committee Report on Executive Compensation, on pages 24-25, for additional discussion of this change.)

(4)	Amounts in Total Compensation include Salary, Bonus, Other Annual Compensation, Restricted Stock Awards, Grant Date Present Value from the Stock Option Grants table, LTIP paid for the three-year cycle ending December 31, 2003, and All Other Compensation.

(5)	In January 2003, the Compensation Committee awarded to Mr. Camilleri 350,000 shares of restricted stock. One-half of the award (175,000 shares) vested after three years in February 2006 and one-half (175,000 shares) will vest after eight years from the grant date.

(6)	Represents payment upon the completion of the 2001-2003 performance cycle of the Long-Term Performance Incentive Plan.

(7)	On December 16, 2003, the Board of Directors of Kraft Foods Inc. named Mr. Deromedi Chief Executive Officer of Kraft Foods Inc. The Compensation Committee of the Board of Directors of Kraft Foods Inc. is responsible for determining the compensation levels for Mr. Deromedi.

(8)	Represents EOSOs, options that executives receive when they exercise a previously granted stock option and retain the shares received upon exercise. EOSOs do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net option shares giving rise to the grants for a period of one year following the exercise of the underlying options.

2005 Altria Group, Inc. Stock Option Grants (1)

Name	Grant Date	Number of Shares Underlying Options/ SARs Granted	Percent of Total Options/ SARs Granted to Employees in Fiscal Year	Exercise Price	Expiration Date	Grant Date Present Value (2)	Value at December 31, 2005 (3)
Louis C. Camilleri		0

Roger K. Deromedi	February 11, 2005	27,394	1.4%	$66.395	June 23, 2008	$384,064	$228,055
	February 11, 2005	47,469	2.3%	$66.395	June 29, 2009	$709,453	$395,179
	February 11, 2005	23,735	1.2%	$66.395	June 29, 2009	$354,734	$197,594
	February 11, 2005	24,911	1.2%	$66.395	June 22, 2007	$325,848	$207,384
	February 11, 2005	28,488	1.4%	$66.395	January 31, 2011	$432,701	$237,163
	September 2, 2005	86,168	4.3%	$70.175	January 31, 2011	$1,317,267	$391,634

Steven C. Parrish	February 7, 2005	164,909	8.1%	$66.575	January 26, 2010	$2,510,641	$1,343,184
	December 27, 2005	32,426	1.6%	$75.712	January 26, 2010	$549,196	0
	December 27, 2005	96,973	4.8%	$75.712	June 23, 2008	$925,762	0
	December 27, 2005	110,840	5.5%	$75.712	June 29, 2009	$1,886,907	0
	December 27, 2005	28,956	1.4%	$75.712	June 29, 2009	$492,938	0

Michael E. Szymanczyk	May 2, 2005	82,675	4.1%	$65.350	June 29, 2009	$1,161,038	$774,665
	May 2, 2005	44,868	2.2%	$65.350	June 29, 2009	$630,099	$420,413
	November 10, 2005	68,337	3.4%	$74.275	June 29, 2009	$1,150,112	$30,410
	November 10, 2005	38,373	1.9%	$74.275	January 31, 2011	$633,155	$17,076

Charles R. Wall		0

(1)	The Committee did not grant stock options in 2005. The grants shown in this table represent EOSO grants that executives receive when they exercise previously granted stock options and retain the shares received upon exercise. EOSO grants do not become exercisable until six months following their grant. EOSO grants are subject to forfeiture if the executive does not hold the net shares received in the exercises giving rise to the EOSO grants for a period of one year following the exercise of the underlying options.

(2)	In accordance with Securities and Exchange Commission rules, grant date present value is determined using the Black-Scholes Model. The Black-Scholes Model is a complicated mathematical formula widely used to value exchange-traded options. Stock options granted by the Company are long-term, non-transferable and subject to vesting restrictions, while exchange-traded options are short-term and can be exercised or sold immediately in a liquid market. The Black-Scholes Model relies on several key assumptions to estimate the present value of options, including the volatility of, and dividend yield on, the security underlying the option, the risk-free rate of return on the date of grant and the estimated time period until exercise of the option. In calculating the grant date present values set forth in the table, the volatility was based on the monthly closing stock prices and dividends for the five-year period preceding the grant dates, the dividend yield was based on an annual dividend rate applicable at the time of each individual grant, the risk-free rate of return represents the rate of a United States Treasury Note on the date of grant with a maturity date corresponding to the term of the option, and an estimated time period equal to the lesser of the option term or five years was used. The following assumptions were used in the table:

		Black-Scholes Model Assumptions
EOSO Grant	Expiration Date	Volatility	Dividend Yield	Risk-Free Rate of Return	Time Period
Roger K. Deromedi	June 23, 2008	35.452%	4.40%	3.58%	3.4 years
Roger K. Deromedi	June 29, 2009	34.746%	4.40%	3.70%	4.4 years
Roger K. Deromedi	June 29, 2009	34.746%	4.40%	3.70%	4.4 years
Roger K. Deromedi	June 22, 2007	37.602%	4.40%	3.44%	2.4 years
Roger K. Deromedi	January 31, 2011	33.991%	4.40%	3.77%	5.0 years
Roger K. Deromedi	January 31, 2011	32.471%	4.56%	4.01%	5.0 years
Steven C. Parrish	January 26, 2010	33.991%	4.39%	3.77%	5.0 years
Steven C. Parrish	January 26, 2010	33.309%	4.23%	4.39%	4.1 years
Steven C. Parrish	June 23, 2008	22.075%	4.23%	4.40%	2.5 years
Steven C. Parrish	June 29, 2009	35.250%	4.23%	4.39%	3.5 years
Steven C. Parrish	June 29, 2009	35.250%	4.23%	4.39%	3.5 years
Michael E. Szymanczyk	June 29, 2009	33.705%	4.47%	3.80%	4.2 years
Michael E. Szymanczyk	June 29, 2009	33.705%	4.47%	3.80%	4.2 years
Michael E. Szymanczyk	June 29, 2009	35.241%	4.31%	4.44%	3.6 years
Michael E. Szymanczyk	January 31, 2011	31.221%	4.31%	4.45%	5.0 years

The use of different assumptions can produce significantly different estimates of the present value of options. Consequently, the grant date present values set forth in the table are only theoretical values and may not accurately represent present value. The actual value, if any, an optionee will realize will depend on the excess of the market value of the common stock over the exercise price on the date the option is exercised.

(3)	Based on the closing price of Altria Group, Inc. common stock of $74.72 on December 30, 2005.

2005 Altria Group, Inc. Stock Option Exercises and Year-End Values

Name	Number of Shares Acquired on Exercise	Value Realized	Total Number of Shares Underlying Unexercised Options Held at December 31, 2005		Total Value of Unexercised In-the-Money Options Held at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis C. Camilleri	143,600	$6,602,060	2,050,140	0	$60,487,973	$0
Roger K. Deromedi	368,886	8,934,893	326,301	86,168	5,840,603	391,634
Steven C. Parrish	772,929	29,888,148	854,680	269,195	23,223,889	0
Michael E. Szymanczyk	648,212	19,210,878	680,480	106,710	15,527,778	47,486
Charles R. Wall	120,000	3,865,088	1,206,708	0	44,967,663	0

(1)	Based on the closing price of Altria Group, Inc. common stock of $74.72 on December 30, 2005.

2005 Kraft Foods Inc. Stock Option Exercises and Year-End Values

Name	Number of Shares Acquired on Exercise	Value Realized	Total Number of Shares Underlying Unexercised Options Held at December 31, 2005		Total Value of Unexercised In-the-Money Options Held at December 31, 2005 (1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Louis C. Camilleri	0	$0	0	0	$0	$0
Roger K. Deromedi	0	0	279,569	139,785	0	0
Steven C. Parrish	0	0	26,620	0	0	0
Michael E. Szymanczyk	0	0	32,260	0	0	0
Charles R. Wall	0	0	26,620	0	0	0

(1)	Based on the closing price of Kraft Foods Inc. Class A common stock of $28.17 on December 30, 2005.

Pension Plan Table – Altria Group, Inc. Retirement Plan

Messrs. Camilleri, Parrish, Szymanczyk and Wall participate in the tax-qualified Retirement Plan for Salaried Employees, and for their accredited service in years before 2005, they accrued benefits under one or more non-qualified supplemental pension plans (collectively, the “Altria Retirement Plans”). The Altria Retirement Plans are non-contributory plans maintained for the benefit of certain employees of the Company or its operating subsidiaries. They provide for fixed retirement benefits in relation to the participant’s years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five consecutive years out of ten years preceding retirement in the case of the tax-qualified plan and preceding December 31, 2004 in the case of the non-qualified supplemental pension plans) and applicable Social Security covered compensation amount. Benefits vest on completion of five years of service and are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table.

The pension formula generally applicable to Altria employees (i.e., salaried employees of Altria Group, Inc. and its subsidiaries other than employees of Kraft Foods Inc. and its subsidiaries) provides for lifetime benefits following termination of employment equal to 1.75% of the employee’s five-year average annual compensation (minus 0.30% of such compensation up to the applicable Social Security covered compensation amount) times years of service (to a maximum of 35) credited to the employee. This amount is expressed as a single life annuity payable commencing at normal retirement age. The amount may be reduced as a result of permitted elections of continued payments to beneficiaries in the event of the employee’s death or for commencement of payments before attaining normal retirement age.

Employees who terminate employment before age 55 with vested benefits may commence payment of their accrued pensions after attaining age 55. For such employees, commencing payment before age 65 results in a reduction in the annual amount payable at a rate of 6% per year multiplied by the period between such early commencement and attaining age 65. For employees who continue in employment until age 55 or older, a smaller reduction for early commencement of 6% for each year of commencement before age 60 applies. Thus, for example, the annual benefit a vested employee could immediately begin receiving at age 55, increases from 40% to 70% of the annuity payable at normal retirement age when the employee continues to work until age 55 and then retires. At age 60, this employee would be able to commence payment of benefits with no reduction for early commencement. Similarly, if an employee has 30 years of service and is age 55 or older, the annuity immediately payable on early retirement is 100% of that payable at normal retirement age. The result of becoming eligible for such early retirement benefits is a substantial increase in the present value of the pension.

Because of tax law limitations on benefits from tax-qualified plans, in the case of the named executive officers and a number of other highly compensated employees, only a portion of the pension benefits described above can be paid from the tax-qualified pension plan. The difference between the total pension benefits and those that can be provided under the tax-qualified plans has been represented by a contractual promise under the supplemental pension plans maintained by the Company. While benefits under the Altria tax-qualified pension plan are generally payable only as an annuity, the value of pensions accrued under the supplemental pension plan may be paid in a single lump sum.

As discussed in the “Retirement Benefits” section of the Compensation Committee Report on page 24, certain Altria employees, including the named executive officers (other than Mr. Deromedi, who is covered by plans of Kraft Foods Inc.) ceased to be covered by the supplemental pension plans for their service after 2004. In lieu of continued accrual of benefits under the supplemental pension plans they will receive the target payments described in that section and reported in the Summary Compensation Table on page 28. (These target payments also compensate for ceasing to be eligible for continued allocations under the supplemental deferred profit-sharing plan.) As a result of this change the pension benefits they will receive under the Altria Retirement Plan consist of benefits which will continue to accrue under the tax-qualified pension plan and a “frozen” benefit attributable to their service before 2005 under the supplemental retirement plans.

The frozen supplemental annual pension benefits to which Messrs. Camilleri, Parrish, Szymanczyk, and Wall will be entitled at normal retirement age under non-qualified supplemental pension plans for their total service prior to 2005 (of 26.3, 14.6, 20.1 and 14.6 years, respectively) will be $1,280,755, $385,458, $614,487, and $402,537, respectively.

The annual pension benefits provided under the Altria tax-qualified pension plan are as follows:

Five-Year Average Annual Compensation	Years of Service (1)
	10	15	20	25	30	35
$ 203,000 or greater	$33,987	$50,981	$67,975	$84,969	$101,962	$118,956

(1)

As of December 31, 2005, five-year average annual compensation for Mr. Camilleri was $3,485,266; Mr. Parrish, $1,844,454; Mr. Szymanczyk, $2,335,475; and Mr. Wall, $1,977,931. As of February 1, 2006, Messrs. Camilleri, Parrish, Szymanczyk and Wall had accredited service taken into account in the tax-qualified pension plan of 10.6, 15.7, 15.3 and 15.7 years, respectively. (Differences between these years of service and those noted with respect to the frozen supplemental plan benefits are the result of differences in measurement dates and of crediting, for purposes of the supplemental retirement plans certain service not permitted to be credited under the tax qualified plan.) Examples of annual retirement allowances payable as a straight-life annuity after completion of specified numbers of years of service under the Altria tax-qualified pension plan are set forth in the above table. The examples, which assume retirement at the normal retirement age of 65, are based upon the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2006.

For 2005, tax rules limited the five-year average annual compensation that could be taken into account under the tax-qualified plan to $203,000. This was the only pension plan under which the named executive officers (other than Mr. Deromedi) continued to accrue benefits for their service during 2005.

In addition to these tax-qualified pensions and the frozen supplemental retirement plan pensions noted earlier, Messrs. Camilleri, Parrish, Szymanczyk and Wall will receive target payments for their post-2004 service intended to include an amount closely approximating the value of the annual supplemental retirement plan pension accruals they no longer receive. Accordingly, the total value of amounts provided as pensions under the tax-qualified plan or for pre-2005 service under the supplemental pension plans plus the value of the portion of any target payments made in lieu of post-2004 supplemental pension accruals is intended to approximate at normal retirement age the total value of the annual pension benefits previously provided for under the tax-qualified and supplemental pension plans. The “Pension Plan Table – Altria Group, Inc. Retirement Plan” contained in the Company’s March 14, 2005 proxy statement sets forth in tabular form the annual retirement allowances that would have been payable at normal retirement age for various combinations of five-year average annual compensation and years of service. (The compensation ranges shown in the table were geared to five-year average annual compensation determined as of December 31, 2004.) That table assumed that the named executive officers would continue to accrue benefits under the supplemental pension plans as well as the tax-qualified pension plan. Since the new arrangements are intended to deliver, though in part in the form of target payments rather than supplemental plan pensions, amounts approximating the value of the pensions that would have been available under the prior arrangements, the 2005 table is reproduced below:

	Years of Service
Five-Year Average Annual Compensation	10	15	20	25	30	35
$ 500,000	$86,039	$129,059	$172,078	$215,098	$258,117	$301,137
750,000	129,879	194,684	259,578	324,473	389,367	454,262
1,000,000	173,539	260,309	347,078	433,848	520,617	607,387
1,250,000	217,289	325,934	434,578	543,223	651,867	760,512
1,500,000	261,039	391,559	522,078	652,598	783,117	913,637
1,750,000	304,789	457,184	609,578	761,973	914,367	1,066,762
2,000,000	348,539	522,809	697,078	871,348	1,045,617	1,219,887
2,250,000	392,289	588,434	784,578	980,723	1,176,867	1,373,012
2,500,000	436,039	654,059	872,078	1,090,098	1,308,117	1,526,137
2,750,000	479,789	719,684	959,578	1,199,473	1,439,367	1,679,262
3,000,000	523,539	785,309	1,047,078	1,308,848	1,570,617	1,832,387
3,250,000	567,289	850,934	1,134,578	1,418,223	1,701,867	1,985,512
3,500,000	611,039	916,559	1,222,078	1,527,598	1,833,117	2,138,637

If the named executive officers affected by the change to target payments had, instead, continued to be covered by the supplemental pension plans, the only changes to the table for this proxy statement would have consisted of small adjustments to reflect changes in the Social Security covered compensation.

Assuming continued employment until the end of the calendar year prior to attaining age 65 at their salary levels in effect on December 31, 2005, and continued annual bonus payments equal to those paid in 2005, the annual annuity payments commencing at age 65 to which Messrs. Camilleri, Parrish, Szymanczyk and Wall would have been entitled if they had continued to accrue benefits under both the tax-qualified and the supplemental pension plans would be $3,054,000, $920,000, $1,775,000, and $846,000 respectively. Using the same interest rate and mortality assumptions used to determine benefit obligations under the tax-qualified pension plan for year-end 2005 financial disclosure under Statement of Financial Accounting Standards No. 87, the single sum present value at age 65 of these annuity amounts would be for Mr. Camilleri $30,959,000, for Mr. Parrish $9,324,000, for Mr. Szymanczyk $17,989,000, and for Mr. Wall $8,580,000. The ability to commence payments under the plans on a favorable basis at early retirement, the 35-year cap on years of service taken into account under the plans, or other factors, may result in larger single sum present values for commencement at ages before 65. In the case of Mr. Camilleri, for example, the single sum present value under the prior plans at age 58 would have been $36,072,000 as a result of having achieved the maximum of 35 years of service at that time.

During 2002, Mr. Szymanczyk was provided an enhanced benefit that supplements the benefits payable under the Altria Retirement Plan. This enhancement provided that if Mr. Szymanczyk continued employment until age 55, he would be credited with an additional five years of service for all purposes and receive his pension benefit without reduction for early commencement. For employment beyond age 55, he would be credited with two years of service for each year of service until age 60. Mr. Szymanczyk attained age 55 in January 2004. Beginning with 2005, he ceased to accrue additional benefits under the non-qualified supplemental pension plans, and the extra year of service to which he was entitled for each year of service until age 60 and his ability to receive his pension benefit without reduction for early commencement are compensated for as part of the target payments he will receive in lieu of continued accruals under those plans. At February 1, 2006 his accredited service is 21.2 years (actual service as of February 1, 2006 of 15.3 years and an additional 5.9 years credited under the enhancement). Mr. Szymanczyk is also eligible for benefits under the Kraft Foods Inc. Retirement Plan. Taking his year-end 2005 salary and his annual bonus amount paid in 2005 into account in determining average compensation under the Kraft plan, and assuming retirement at age 65, he would receive, in addition to the retirement allowances payable to him under the Altria Retirement Plan, annual benefits payable as a single life annuity of $93,122 based on his service with Kraft Foods Inc. Mr. Camilleri is eligible for benefits under the Kraft Foods Inc. Retirement Plan. However, these benefits for Mr. Camilleri offset and are not in addition to benefits provided under the Altria Retirement Plan.

In prior years, the Company or its operating subsidiaries provided funding payments that could be used for individual trusts for covered officers and certain other employees with pre-2005 vested accrued benefits under non-qualified supplemental retirement plans. These amounts offset benefits otherwise payable by the Company or its operating subsidiaries at retirement and are not intended to increase total promised benefits.

Pension Plan Table – Kraft Foods Inc. Retirement Plan

	Years of Service (1)
Five-Year Average Annual Compensation	10	15	20	25	30
$ 500,000	$81,828	$122,742	$163,656	$204,570	$245,484
750,000	123,703	185,555	247,406	309,258	371,109
1,000,000	165,578	248,367	331,156	413,945	496,734
1,250,000	207,453	311,180	414,906	518,633	622,359
1,500,000	249,328	373,992	498,656	623,320	747,984
1,750,000	291,203	436,805	582,406	728,008	873,609
2,000,000	333,078	499,617	666,156	832,695	999,234
2,250,000	374,953	562,430	749,906	937,383	1,124,859
2,500,000	416,828	625,242	833,656	1,042,070	1,250,484
2,750,000	458,703	688,055	917,406	1,146,758	1,376,109
3,000,000	500,578	750,867	1,001,156	1,251,445	1,501,734
3,250,000	542,453	813,680	1,084,906	1,356,133	1,627,359
3,500,000	584,328	876,492	1,168,656	1,460,820	1,752,984

(1)	As of February 1, 2006, Mr. Deromedi had accredited service of 17.7 years.

Mr. Deromedi participates in the tax-qualified Kraft Foods Inc. Retirement Plan and a non-qualified supplemental pension plan. These plans provide for fixed retirement benefits in relation to the participant’s years of accredited service, five-year average annual compensation (the highest average annual compensation during any period of five full consecutive years out of the 10 years preceding retirement) and applicable Social Security covered compensation amount. The fixed retirement benefit is also dependent upon the periods of service before January 1, 1989 (for former Kraft Foods Inc. participants), or January 1, 1991 (for former General Foods Corporation participants), in which the participant elected to make contributions. Allowances are payable upon retirement at the normal retirement age of 65 and upon satisfaction of certain conditions at earlier ages. Annual compensation includes the amount shown as annual salary and bonus in the Summary Compensation Table. At December 31, 2005, Mr. Deromedi’s five-year average annual compensation was $2,042,347.

The above table provides examples of annual pension benefits payable as a straight-life annuity under these plans. The examples, which assume retirement at the normal retirement age of 65, are based on the Social Security covered compensation amount in effect for an employee attaining age 65 in calendar year 2006. Since participant contributions could be substantial in individual cases, the benefit amounts shown in the table may be attributed in certain instances to participant contributions to a significant degree, depending upon retirement date and years of service.

In recognition of Mr. Deromedi’s promotion to Chief Executive Officer of Kraft Foods Inc., and in connection with his previous pension benefit earned at General Foods Corporation, Kraft Foods Inc. has agreed to use his final average earnings at retirement for purposes of calculating this benefit. Based on his year-end 2005 salary and his annual bonus amount paid in 2005, and assuming retirement from Kraft Foods Inc. at age 65, he would receive an annual non-qualified supplemental benefit payable as a single life annuity of $510,256. This benefit is in addition to the Kraft Foods Inc. Retirement Plan benefits reflected in the table above.

In prior years, Kraft Foods Inc. has made available funding payments to certain executives, including Mr. Deromedi, with vested accrued benefits under non-qualified supplemental retirement plans. These amounts offset benefits previously accrued and are not intended to increase total promised benefits.

Employment Contracts, Termination of Employment and Change of Control Arrangements

As a general matter, the Company does not utilize employment contracts. However, the Company did enter into an enhanced retirement agreement with Mr. Szymanczyk during 2002 which will remain in force for the duration of Mr. Szymanczyk’s employment with the Company. The details of this agreement, which was publicly filed in 2002, are discussed in the pension section of the Proxy on page 37. In addition, under an agreement related to the acquisition of Kraft Foods Inc. by Altria Group, Inc. and dated March 27, 1989, Mr. Deromedi, upon ending his employment with Kraft Foods Inc., will be covered by lifetime medical, dental and life insurance benefits on terms at least as favorable as those that were available to the other Kraft Foods Inc. executives as of December 1, 1998.

The Company does not have a change of control agreement with Mr. Camilleri. However, in prior years, the Company entered into change of control agreements with selected executive officers, including certain executives named in the Summary Compensation Table. The agreements provide that if the executive is terminated other than for cause within three years after a change of control of Altria Group, Inc. or if the executive terminates his or her employment for good reason within such three-year period or voluntarily during the thirty-day period following the first anniversary of the change of control, the executive is entitled to receive a lump-sum severance payment equal to two and one-half times the sum of base salary and highest annual bonus, times a fraction, the numerator of which is the number of months remaining until the expiration of the three-year period, but which shall be no greater than 30, and the denominator of which is 30, together with certain other payments and benefits, including continuation of employee welfare benefits. An additional payment is required to compensate the executive in the event excise taxes are imposed upon payments under the agreements.

Currently, the Company is in the process of phasing out change of control agreements for its executives. New agreements are not being entered into, and when an employee who has a change in control agreement is promoted or changes positions within the Company his or her old agreement is not renewed. For example, when Mr. Camilleri was elected Chief Executive Officer, he did not enter into a new change of control agreement with the Company, and the old change of control agreement, which covered Mr. Camilleri when he served as the Company’s Chief Financial Officer, was not renewed.

AUDIT COMMITTEE MATTERS

Audit Committee Report for the Year Ended December 31, 2005

To Our Stockholders:

Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal accounting control. The Audit Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

The Audit Committee has received representations from management that the Company’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent auditors. The Audit Committee has discussed with the independent auditors their evaluation of the accounting principles, practices and judgments applied by management, and the Audit Committee has discussed any items required to be communicated to it by the independent auditors in accordance with regulations promulgated by the Securities and Exchange Commission and the Public Company Accounting Oversight Board and standards established by the American Institute of Certified Public Accountants and the Independence Standards Board.

The Audit Committee has received from the independent auditors a letter describing any relationships with the Company that may bear on their independence and has discussed with the independent auditors the auditors’ independence from the Company and its management. The Audit Committee has pre-approved all fiscal year 2005 audit and permissible non-audit services provided by the independent auditors and the fees for those services. As part of this process, the Audit Committee has reviewed the audit fees of the independent auditors. It has also reviewed non-audit services and fees to assure compliance with regulations prohibiting the independent auditors from performing specified services that might impair their independence as well as compliance with the Company’s and the Audit Committee’s policies.

The Audit Committee discussed with the Company’s internal auditors and independent auditors the overall scope of and plans for their respective audits. The Audit Committee has met with the internal auditors and the independent auditors, separately and together, with and without management present, to discuss the Company’s financial reporting processes and internal control over financial reporting. The Audit Committee has reviewed significant audit findings prepared by the independent auditors and those prepared by the internal auditors, together with management’s responses.

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended December 31, 2005.

Audit Committee:

Lucio A. Noto, Chair

Elizabeth E. Bailey

J. Dudley Fishburn

Robert E. R. Huntley

George Muñoz

John S. Reed

Stephen M. Wolf

The information contained in the report above shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Independent Auditors’ Fees

Audit Fees

Aggregate fees, including out-of-pocket expenses, paid to our auditors, PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”), were comprised of the following (in millions):

	2005 Actual	2004 Actual
Audit Fees (1)	$31.3	$27.8
Audit-Related Fees (2)	5.0	5.6
Tax Fees (3)	11.6	15.8
All Other Fees (4)	0.4	0.3

TOTAL	$48.3	$49.5

(1)	Fees and expenses associated with professional services rendered by PricewaterhouseCoopers in connection with (i) the audit of the Company’s consolidated financial statements and internal control over financial reporting, including statutory audits of the financial statements of the Company’s affiliates; (ii) reviews of the Company’s unaudited condensed consolidated interim financial statements; and (iii) reviews of documents filed with the Securities and Exchange Commission.

(2)	Fees and expenses for professional services rendered by PricewaterhouseCoopers for audit-related services, which include due diligence related to acquisitions and divestitures, assistance with the Company’s procedures related to internal control over financial reporting, employee benefit plan audits, accounting consultations and procedures relating to various other audit and special reports.

(3)	Fees and expenses for professional services rendered by PricewaterhouseCoopers in connection with U.S. and foreign tax compliance assistance, consultation and advice on various foreign tax matters, transfer pricing documentation for compliance purposes and advice relating to customs and duties compliance matters. Effective December 31, 2004, the Company appointed a new service provider for the preparation of expatriate tax returns. Other than transitional work, the Company no longer uses PricewaterhouseCoopers for the preparation of expatriate tax returns.

(4)	Fees and expenses for professional services primarily relating to reviews of benefit plan procedures and other miscellaneous professional services.

Pre-Approval Policy

The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval is detailed as to the particular service or category of service and is subject to a specific budget. The Audit Committee requires the independent auditors and management to report on the actual fees charged for each category of service at Audit Committee meetings throughout the year.

During the year, circumstances may arise when it may become necessary to engage the independent auditors for additional services not contemplated in the original pre-approval. In those instances, the Audit Committee requires specific pre-approval before engaging the independent auditors. The Audit Committee has delegated pre-approval authority to the Chair of the Audit Committee for those instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee must report on such approvals at the next scheduled Audit Committee meeting.

RATIFICATION OF THE SELECTION OF INDEPENDENT AUDITORS

The Audit Committee has selected PricewaterhouseCoopers as the Company’s independent auditors for the fiscal year ending December 31, 2006 and has directed that management submit the selection of independent auditors to stockholders for ratification at the Annual Meeting. Representatives of PricewaterhouseCoopers are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Stockholder ratification of the selection of PricewaterhouseCoopers as the Company’s independent auditors is not required by the Company’s By-Laws or otherwise. However, we are submitting the selection of PricewaterhouseCoopers to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of a different independent audit firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its stockholders.

The Board recommends a vote FOR the ratification of the selection of PricewaterhouseCoopers, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

STOCKHOLDER PROPOSALS

PROPOSAL 1 – INDEPENDENT BOARD CHAIRMAN

Nick Rossi, custodian Katrina Wubbolding, P.O. Box 249, Boonville, CA 95415, with beneficial ownership of 500 shares of common stock, submitted the proposal set forth below.

RESOLVED, Stockholders request that our Board of Directors change our governing documents to require that the Chairman of our Board serve in that capacity only and have no management duties, titles, or responsibilities. This proposal gives our company an opportunity to cure our Chairman’s loss of independence should it occur after this proposal is adopted.

When a person acts both as a company’s Chairman and its CEO, a vital separation of power is eliminated – and we as the owners of our company are deprived of both a crucial protection against conflicts of interest and also of a clear and direct channel of communication to our company through our Chairman.

Progress Begins with One Step

It is important to take one step forward in our corporate governance and adopt the above RESOLVED statement since our 2005 governance standards were not impeccable. For instance in 2005 it was reported (and certain concerns are noted):

•	The Corporate Library (TCL), an independent investment research firm in Portland, Maine rated our company:
“D” in Overall Board Effectiveness.
“F” in CEO Compensation.
“F” in Litigation & Regulatory Problems.
“D” in Strategic Decision-making.
Overall Governance Risk Assessment = High

•	We had no Independent Chairman – Independent oversight concern.
•	Plus our lead director had 29-years tenure as director – Independence concern.
•	A 67% Shareholder vote was required to make at least one key change – Entrenchment concern.
•	Cumulative voting was not allowed.
•	Three of our directors had 16 to 29 years tenure – Independence concern

According to The Corporate Library:

•	Our board has not shown consistently strong judgment in its strategic decision-making.
•	Regarding the 2005 Performance Incentive Plan that was up for shareholder approval, the relationship between the size and value of these pay-outs and company performance was vague.
•	Our director John Reed was designated a “problem director” because he chaired the committee that set executive pay at Altria Group, which received a CEO Compensation rating of “F” by TCL.

With the above record it is important to take one step forward and make our Board more accountable by adopting an independent board chairman requirement.

Additionally

When a Chairman runs a company as Chairman and CEO, the information given to directors may or may not be accurate. If a CEO wants to cover up corporate improprieties, how difficult is it to convince Directors to go along. If Directors disagree, with whom do they lodge complaints? The Chairman?

It is well to remember that at Enron, WorldCom, Tyco, and other legends of mis-management and/or corruption, the Chairman also served as CEO. And these dual roles helped those individuals to achieve virtually total control.

Stockholders must continue to expect the unexpected until they help cause company boards to be composed of substantial majorities of independent directors – and until those directors select a chairman who is similarly independent of management.

Independent Board Chairman -- Yes on 1

The Board recommends a vote AGAINST this proposal.

The Board believes that it should have the flexibility to determine, based on the circumstances and individuals available at any particular point in time, whether the positions of Chairman and Chief Executive Officer should be held by the same person or by separate persons. The Board believes that it would be unwise to mandate a separation of the two positions in the Company’s governing documents and that it has strong governance provisions in place that address the concerns raised by the proponent.

First, only one member of management is a member of the Board. The other members of the Board are non-management directors, all of whom meet the independence requirements of the New York Stock Exchange and the Company’s Corporate Governance Guidelines.

Second, the Company’s Corporate Governance Guidelines expressly provide for the annual election of an independent director to be Presiding Director. The Presiding Director, who cannot be a member of management and who is elected by the other non-management directors, has the responsibility to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

•	Call meetings of the non-management directors as he or she deems necessary;

•	Serve as liaison between the Chairman and the non-management directors;

•	Approve agendas and schedules for Board meetings;

•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;

•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•	Be available for consultation and communication if requested by major stockholders.

Third, various Committees of the Board perform oversight functions that are independent of management. The Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee are each comprised entirely of independent, non-management directors. This means that oversight of critical matters such as the integrity of the Company’s financial statements, executive compensation, including the compensation of the Chairman and Chief Executive Officer, the selection of directors and evaluation of the Board and key Committees is entrusted to independent directors. See the charters for each of these Committees, which are attached as Exhibits B, C and F of the proxy statement, for a complete description of the responsibilities of these Committees.

Fourth, the Board and each of its Committees have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

In view of the strong oversight mechanisms that are already in place, the Board does not believe that it is necessary to change its governing documents to mandate a separation of the positions of Chairman and Chief Executive Officer. In fact, the Board believes that imposing such an absolute rule would not be in the best interests of stockholders because it would eliminate the Board’s flexibility to determine whether the positions should be held by the same person or by separate persons based on the circumstances and individuals available at any particular point in time. The Board believes that at the present time the interests of the Company and its stockholders are best served by the leadership and direction provided by a single Chairman and Chief Executive Officer and notes that, as highlighted on page 19 of this proxy statement, the Company’s total stockholder return has increased significantly and outperformed its peer group and the S&P 500 Index.

In support of his proposal, the proponent cites a poor rating the Company has been given by The Corporate Library, one of several corporate governance ratings firms and the only one that gives the Company such a low score. It should be noted that separating the positions of Chairman and Chief Executive Officer is not a significant factor in the rating scheme applied by The Corporate Library and adopting the proponent’s proposal would not result in a higher rating by this organization.

In summary, the Board believes that strong mechanisms to provide independent oversight of management are in place and that the interests of the Company and its stockholders are best served by continuing the Board’s flexibility to determine how best to organize the leadership of the Company as circumstances warrant from time to time.

For these reasons, the Board recommends a vote against this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 2 – GLOBAL HUMAN RIGHTS STANDARDS

William C. Thompson, Jr., Comptroller, City of New York, on behalf of the Boards of Trustees of the New York City Pension Funds, claiming beneficial ownership of 6,010,180 shares of common stock, submitted the proposal set forth below.

WHEREAS, Altria Group, Inc. currently has extensive overseas operations, and

WHEREAS, reports of human rights abuses in the overseas subsidiaries and suppliers of U.S.-based corporations has led to an increased public awareness of the problems of child labor, “sweatshop” conditions, and the denial of labor rights in U.S. corporate overseas operations, and

WHEREAS, corporate violations of human rights in these overseas operations can lead to negative publicity, public protests, and a loss of consumer confidence which can have a negative impact on shareholder value, and

WHEREAS, a number of corporations have implemented independent monitoring programs with respected human rights and religious organizations to strengthen compliance with international human rights norms in subsidiary and supplier factories, and

WHEREAS, many of these programs incorporate the conventions of the International Labor Organization (ILO) on workplace human rights, and the United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights (“UN Norms”), which include the following principles:

1.	All workers have the right to form and join trade unions and to Bargain collectively. (ILO Conventions 87 and 98; UN Norms, section D9).

2.	Workers representatives shall not be the subject of discrimination and shall have access to all workplaces necessary to enable them to carry out their representation functions. (ILO Convention 135; UN Norms, section D9).

3.	There shall be no discrimination or intimidation in employment. Equality of opportunity and treatment shall be provided regardless of race, color, sex, religion, political opinion, age, nationality, social origin or other distinguishing characteristics. (ILO Conventions 100 and 111; UN Norms, section B2).

4.	Employment shall be freely chosen. There shall be no use of force, including bonded or prison labor. (ILO Conventions 29 and 105; UN Norms, section D5).

5.	There shall be no use of child labor. (ILO Convention 138; UN Norms, section D6), and,

WHEREAS, independent monitoring of corporate adherence to these internationally recognized principles is essential if consumer and investor confidence in our company’s commitment to human rights is to be maintained,

THEREFORE, be it resolved that the shareholders request that the company commit itself to the implementation of a code of conduct based on the aforementioned ILO human rights standards and United Nations’ Norms on the Responsibilities of Transnational Corporations with Regard to Human Rights, by its international suppliers and in its own international production facilities, and commit to a program of outside, independent monitoring of compliance with these standards.

The Board recommends a vote AGAINST this proposal.

We agree with the principles on which this proposal is based, but we do not believe we need to implement an additional code of conduct or commit to supplemental monitoring systems at this time.

In April 2003, our Company and its various subsidiaries implemented a Code of Conduct for Compliance and Integrity (“Code of Conduct” or “Code”) for their global operations and enhanced and streamlined their existing Compliance and Integrity systems to strengthen enforcement. The Code of Conduct provides employees with guidance in policy areas related to the workplace, conducting business around the world, dealing with consumers and communities and society, among others. We believe our Code of Conduct, among other things, addresses the five principles that the proponents list as being included in the conventions of the International Labor Organization and the United Nations Norms on the Responsibilities of Transnational Corporations with regard to Human Rights.

Our Code of Conduct includes provisions that foster workplaces that are safe and professional and promote teamwork, diversity, trust and equal opportunities for all persons. The Code requires our companies to recruit, hire, develop, promote, discipline and provide other conditions of employment without regard to a person’s race, color, religion, sex, age, national origin, sexual orientation, disability, citizenship status, marital status or any other legally protected status. This includes providing reasonable accommodation for employees’ disabilities or religious practices. The Code does not permit any form of harassment where the purpose or effect is to create an offensive, hostile or intimidating environment.

Our companies prohibit discrimination against workers who choose to organize in accordance with applicable labor laws or workers union representatives. Our companies believe employees have the right to form and join trade unions and to bargain collectively. They also believe that employees have the right to refrain from such activity. Our companies respect the choices that our employees make about third-party representation in a union context. In those situations in which employees have chosen to be represented by a third-party, we are committed to dealing with those employee representatives in a direct and straightforward manner and to be open to collective agreements as required by local and national regulations.

The Code of Conduct also includes a section on Child Labor and Forced Labor, which prohibits our companies from engaging in or condoning the unlawful employment of children or the use of forced labor in the workplace. None of Altria’s companies employ persons below the age of 15, or the local minimum employment age or mandatory schooling age, whichever is higher. Some subsidiaries have a higher minimum age. We want contract laborers who work in our facilities to meet these standards as well.

The companies’ Compliance and Integrity programs are designed to help management identify and address, among other things, issues that pertain to the Code of Conduct. Each of our companies is expected to develop and implement action plans based, in part, on periodic and systematic assessments that identify potential legal, policy and reputation risks relevant to their business. The companies’ compliance plans contain specific action steps to promote continuous improvement.

With regard to our companies’ suppliers, the Code states that each company is pledged to work with direct suppliers and with licensees and joint ventures who produce branded products to implement appropriate minimum age/forced labor standards.

With regard to suppliers down the supply chain – whether in the agricultural sector or otherwise – each Altria company is expected to work proactively with others to address child labor and forced labor issues.

For example, to address child labor issues in tobacco-growing regions, particularly in developing countries, both Philip Morris International (PMI) and Philip Morris USA (PM USA) are members of the Elimination of Child Labor in Tobacco (ECLT) Foundation based in Geneva, Switzerland. This foundation is supported by the ILO. The ECLT Foundation is a partnership between trade unions, tobacco growers and tobacco companies. It develops independent research to produce an objective picture of the conditions and level of child labor in tobacco growing; it supports and funds local and community-based projects aimed at reducing child labor in tobacco growing; and it establishes and shares best practices and lessons learned in addressing these issues.

PMI and PM USA also work with other organizations and coalitions worldwide with the goal of eliminating child labor in tobacco growing. The companies support initiatives such as “The Future Is Now” with the Pan American Development Foundation in Brazil and a sustainable agriculture partnership with Washington State University in Malawi to help improve economic, environmental and social conditions in the farming of tobacco and other crops. These efforts are monitored by the partnering organizations.

Kraft Foods Inc. (Kraft) is addressing labor issues at its supply base by contributing to the sustainable development of disadvantaged agricultural communities that grow coffee and cocoa. As such, it supports efforts that help to improve agricultural practices, grow better quality products and foster improved working and living conditions – including combating abusive child labor, forced labor and other unacceptable labor practices. Together, these efforts help contribute to the health, security and future of its suppliers’ communities’ families and their children.

For example, Kraft helps to fund the International Cocoa Initiative (ICI), a partnership of leading chocolate companies and associations, non-governmental organizations, the ILO, and others. The mission of the ICI is to oversee and sustain efforts to eliminate the worst forms of child labor and forced labor in the growing and processing of cocoa beans and their derivative products. Among other initiatives in local communities, initially focused on West Africa, the ICI is emphasizing the need to eliminate abusive labor practices, actively supporting community-based initiatives, and channeling information and reporting on progress.

Additionally, Kraft has a partnership with the Rainforest Alliance to promote development and certification of coffee production in Latin America meeting nine environmental and social targets, including fair treatment and good conditions for workers. To achieve certification, farms must adhere to these strict standards and are audited by the Sustainable Agriculture Network, a group of non-government organizations in Latin America coordinated by the Rainforest Alliance. In 2005, Kraft purchased more than 13 million pounds of coffee from certified farms in Brazil, Colombia, Costa Rica, El Salvador, Guatemala, Honduras, Nicaragua and Peru. This amount is nearly triple the volume of 2004, and Kraft expects to again significantly increase the quantity in 2006.

Our family of companies has an important role to play along with others to help address issues related to human rights. We believe that our Code of Conduct, our enhanced Compliance and Integrity system, and our collaborative approach to supplier issues provide us with adequate and comprehensive mechanisms for identifying and addressing human rights abuses.

Therefore, your Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 3 – ADDRESS HEALTH HAZARDS FOR AFRICAN AMERICANS ASSOCIATED WITH SMOKING MENTHOL CIGARETTES

Sisters of Mercy of the Americas, c/o Michael Crosby, OFMCap, 1015 North Ninth Street, Milwaukee, WI 53233, claiming beneficial ownership of 100 shares of common stock, together with two co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

Altria (Marlboro), Loews (Newport), Reynolds American (Kool and Salem)

WHEREAS, most African Americans who smoke have become addicted to menthol cigarettes. Approximately three of every four who smoke prefer menthols; among Black youth who smoke, as many as nine of every ten prefer menthol brands.

Noting findings in Nicotine and Tobacco Research (07.01.05) on “the influence of gender, race, and menthol content on tobacco exposure measures,” BusinessWeek reported (09.05.05): “Menthol evokes smooth refreshment, but for African American smokers, it may be lethal. Researchers have long puzzled over why black male smokers are 30% more likely to develop lung cancer and die from it than are white men, even though they smoke fewer cigarettes. New Harvard research points the finger at menthol cigarettes, which are favored by more than 70% of black smokers. Scientists at the Harvard School of Public Health analyzed the menthol in several brands and found much more had been added to those cigarettes labeled as light or ultra light. Because menthol is a numbing agent, they said, the high levels may lead to deeper inhalation.”

The BusinessWeek article commented: “That helps explain earlier studies showing smoking-cessation programs are least successful for black menthol smokers; They may draw in more addictive substances along with menthol.” One of the authors of the study noted that while ‘smokers may believe the term light’ implies a reduction in the disease risk, this is not true, and menthol may be playing an important role in this misperception.’”

An abstract of the original study noted that “more than 25% of cigarettes sold in the United States are branded as mentholated, and these cigarettes are smoked disproportionately among populations with disparate tobacco-related health outcomes. . . . Results [of the study] showed menthol per cigarette and menthol per tobacco [SIC] to be significantly greater in cigarettes labeled with industry descriptors of ultra light or light, belying the common consumer perception that ‘light’ means less. Menthol per cigarette and tobacco per cigarette were significantly greater in 100-mm compared with 85-mm cigarettes. The study results are consistent with prior research that suggests menthol may be used to offset reductions in smoke delivery or impact and to facilitate compensatory smoke inhalation behaviors in smokers of cigarettes with reduced machine-measured smoke delivery.”

The Harvard study recommends that “tobacco manufacturers should be required by federal or other regulatory agencies to report the amount of menthol added to cigarettes.”

RESOLVED, within six months of this annual meeting, this Company shall voluntarily undertake a campaign aimed at African Americans apprising them of the unique health hazards to them associated with smoking menthol cigarettes, including data showing the industry descriptors such as “light” and “ultra light” do not mean those who smoke such brands will be any less likely to incur diseases than those who smoke regular brands.

The Board recommends a vote AGAINST this proposal.

This resolution would require the Company to undertake a campaign aimed at African Americans regarding the health hazards associated with smoking menthol cigarettes. The Company believes that this objective is currently addressed by a variety of communications that are currently available and relevant to all smokers, and which reflect the conclusions of public health authorities on the health effects of smoking.

PM USA openly communicates its agreement with the public health authorities that:

•	Cigarette smoking is addictive;

•	Cigarette smoking causes lung cancer, heart disease, emphysema and other serious diseases in smokers;

•	There is no safe cigarette; and

•	Smokers should not assume that lower-yielding brands are safe or safer than full-flavor brands.

These are and have been the messages of the U.S. Surgeon General and public health authorities worldwide. PM USA communicates that smokers and potential smokers should rely on these messages in making all smoking-related decisions.

Health warnings are required or included on all of PM USA and PMI brands. The Company defers to the judgment of public health authorities as to what health warning messages will best serve the public interest.

In addition to the congressionally-mandated, Surgeon General’s warnings, PM USA communicates about the health effects of smoking on its website, www.philipmorrisusa.com, through television, radio and print advertising, through onserts periodically placed on cigarette packs, in testimony before state and federal policy makers, and through engagement with the scientific community and other stakeholders. PM USA facilitates access to its website in its consumer marketing vehicles.

In addition to health warnings on all its brands, PMI has statements on the health risks of smoking similar to those above on its website, www.philipmorrisinternational.com, and in onserts periodically placed on cigarette packs.

PM USA’s and PMI’s websites include links to public health authorities and information that they provide about the health risks of smoking. For example, philipmorrisusa.com includes links to the reports of the Surgeon General, including the 1998 report entitled, “Tobacco Use Among U.S. Racial/Ethnic Minority Groups,” which addresses African Americans and smoking menthol cigarettes, among other topics.

In addition:

•	With respect to the use of various cigarette ingredients in the United States, PM USA currently reports annually to the Secretary of the U.S. Department of Health and Human Services the ingredients it uses in cigarettes, and the Secretary has responsibility under the Federal Cigarette Labeling and Advertising Act to apprise the United States Congress regarding “information pertaining to any cigarette ingredient which in the judgment of the Secretary poses a health risk to cigarette smokers.”

•	With respect to “light” and “ultralight” cigarettes, the U.S. Federal Trade Commission (FTC) has stated that “smoking ‘low tar’ or ‘light’ cigarettes does not eliminate the health risks of smoking. If you’re concerned about the health risks of smoking, stop smoking ... There’s no such thing as a safe smoke.” In this regard, the FTC has regulated tar and nicotine testing, measurement and the use of descriptors on cigarettes sold in the United States for decades, and PM USA has asked the FTC to take further regulatory action regarding the disclosure of average tar and nicotine yields, the use of descriptors, and whether disclaimers should accompany such use.

•	PM USA supports comprehensive regulation of tobacco products by the Food and Drug Administration (FDA), including granting FDA full authority to regulate the use of all cigarette ingredients, such as menthol, and to regulate or ban the use of product descriptors.

Internationally, PMI supports strong and effective regulation of cigarettes. PMI believes that such regulation should be comprehensive, addressing all aspects of the manufacture, sale, marketing and use of tobacco products, and has communicated its views on this subject to many governments and public health officials around the world. Specifically, PMI has supported legislation that would give national health authorities the ability to regulate product descriptors, ingredients, advertising, public smoking, and many other aspects of tobacco product manufacturing, sale, use and marketing. In addition, as part of its efforts to promote strong and effective regulation of tobacco products around the world, PMI has communicated to national governments, including the European Union, as well as the World Health Organization, its views on the need for additional regulation of how tar and nicotine yields in cigarettes are measured and how this information is communicated to smokers.

For these reasons, the Company believes this proposal is not warranted.

Therefore, your Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 4 – EXTEND NEW YORK FIRE-SAFE PRODUCTS GLOBALLY

The Province of Saint Joseph of the Capuchin Order, 1015 North Ninth Street, Milwaukee, WI 53233, claiming beneficial ownership of 300 shares of common stock, submitted the proposed set forth below.

On June 28, 2004, a New York state law compelled major tobacco companies to replace their cigarettes with new “fire safe” versions designed to extinguish themselves more quickly than conventional cigarettes. The Wall Street Journal noted that this legislation might create an environment wherein “cigarette companies could become more vulnerable to cigarette-fire lawsuits filed in other states” if they did not enact similar laws (06/23/04).

The article noted that most “tobacco companies have no intention of changing the cigarettes they sell in other parts of the country to match New York’s standards.” It also stated: “legal experts note that having two distinct classes of cigarettes could expose their makers to a huge legal risk. With self- extinguishing cigarettes required only in New York, anti-tobacco lawyers may find it easier to argue in court that manufacturers know how to make a safer cigarette – something the companies had largely denied until recently” (WSJ 06/23/04).

Even before the New York law took effect, groups, including the American Cancer Society, the American Lung Association and other New York-based groups wrote (06/24/04) the Chief Executive Officer of this Company “on behalf of consumer, public safety, public health and firefighter organizations.” They asked our CEO to “commit at once to voluntarily establish New York’s cigarette fire safety regulatory criteria as the standard for all the cigarettes that you produce for sale in the United States, Puerto Rico and U.S. protectorates.”

Their letter was followed by another letter from a representative of the filers of this resolution asking for the same standard to apply beyond New York to the rest of the United States. In response, our Company’s CEO did not make such a commitment. Instead, Altria stated that “the prudent thing to do, at this time, is to stay focused on compliance with New York State requirements, and to support a reasonable national ignition propensity standard while we all try to understand the real world implications of the New York regulation.” Given the fact that our competitors question the New York State law, such a position will take a long time before it can be effectuated. Thus this request to the shareholders for immediate action.

RESOLVED: that the Altria Board commit the Company within six months of the annual meeting to voluntarily establish New York’s cigarette fire safety regulatory criteria as the standard for all the cigarettes that are produced for sale throughout the world, unless local legislation prohibits this.

Supporting Statement

Nationally, cigarette fires are the leading cause of fire death. They claim approximately 1,000 lives in the U.S. annually. Ten years ago, the direct costs of cigarette-ignited fire deaths, injuries and property damage was estimated to be $4 billion, with health care costs exceeding $100 million.

We have the technology to drastically reduce such deaths. We already make a product which, while legal, if used as directed causes death. To be complicit in more deaths due to an unwillingness to change our technology makes us complicit in their deaths.

The Board recommends a vote AGAINST this proposal.

The Company agrees that steps should be taken to reduce the number of fires caused by carelessly handled cigarettes. Reducing the risk of fires caused by carelessly handled cigarettes has been the focus of discussion in a number of states in the United States and in other countries.

PM USA supports the enactment of federal legislation mandating a uniform and reasonable national standard for reduced ignition-propensity cigarettes that would preempt state standards and apply to all cigarettes sold in the United States. PM USA believes that a reasonable national standard would eliminate the possibility of a patchwork of inconsistent and conflicting state regulations. It would also ensure that all manufacturers, whatever their size and wherever located, are subject to and required to satisfy the same ignition-propensity standards throughout the United States. Furthermore, a reasonable national standard applicable to all manufacturers would serve to minimize the opportunity for adult consumers to obtain non-compliant cigarettes.

The states of New York, Vermont and California have thus far adopted standards for reduced cigarette ignition propensity, each of which requires a certain level of minimum performance as assessed by the New York standard. The New York standard has been in effect since June 30, 2004, and the Vermont and California standards are scheduled to take effect respectively on May 1, 2006 and January 1, 2007. Both the Vermont and California statutes recognize the importance of uniformity by requiring that they be implemented “in accordance with the implementation and substance” of New York’s standard. PM USA is opposed to the adoption of individual state standards for reduced cigarette ignition propensity. However, if a state decides to enact such a standard, it is important for the standard to be consistent with the requirements uniformly adopted by New York, California and Vermont.

Similarly, PMI believes that reduced cigarette ignition-propensity standards should be uniform, technically feasible, and applied against all manufacturers. PMI is prepared to work with regulators, legislators and fire-safety organizations to develop ignition-propensity standards, including sharing the results of PMI’s research with governments for the purpose of developing such standards.

It is important to note that cigarettes that comply with the New York regulations are not “fire-safe.” Anything that burns, if handled carelessly, can cause a fire. Although cigarettes that meet the New York standard are less likely than cigarettes that do not meet that standard to ignite certain fabrics under specific laboratory conditions, the relationship between reduced ignition-propensity cigarettes and the number of cigarette-related fires will remain unclear until the actual impact of reduced ignition-propensity cigarettes has been evaluated in the marketplace.

The Company believes that the best approach to this issue is for PM USA and PMI to continue to work with interested governments on appropriate and consistent regulatory standards.

Therefore, your Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 5 – ANIMAL WELFARE POLICY

People for the Ethical Treatment of Animals, 501 Front Street, Norfolk, Virginia 23510, claiming beneficial ownership of 114 shares of common stock, submitted the proposal set forth below.

WHEREAS, the Company conducts tests on animals as part of its product research and development; and

WHEREAS, the Company also retains independent laboratories to conduct tests on animals as part of product research and development; and

WHEREAS, abuses in independent laboratories have recently been revealed and disclosed by the media; and

WHEREAS, the Company has no published animal welfare or animal care policy prominently posted on its website; NOW THEREFORE,

BE IT RESOLVED, that the shareholders request that the Board adopt and post an Animal Welfare Policy online which addresses the Company’s commitment to (a) reducing, refining and replacing its use of animals in research and testing, and (b) ensuring superior standards of care for animals who continue to be used for these purposes, both by the Company itself and by all independently retained laboratories, including provisions to ensure that animals’ psychological, social and behavioral needs are met. Further, the shareholders request that the Board issue an annual report to shareholders on the extent to which in-house and contract laboratories are adhering to this policy, including the implementation of the psychological enrichment measures.

Supporting Statement:

The Boards of many companies have adopted and prominently published animal welfare policies on their websites relating to the care of animals used in product research and development. Our Company should be an industry leader with respect to animal welfare issues, and yet has no publicly available animal welfare policy.

The recent disclosure of atrocities recorded at Covance, Inc. has made the need for a formalized, publicly available animal welfare policy that extends to all outside contractors all the more relevant, indeed urgent. Filmed footage showed primates being subjected to such gross physical abuses and psychological torments that Covance sued to stop PETA Europe from publicizing it. The Honorable Judge Peter Langan, in the United Kingdom, who denied Covance’s petition, stated in his decision that the video was “highly disturbing” and that just two aspects of it, namely the “rough manner in which animals are handled and the bleakness of the surroundings in which they are kept . . . even to a viewer with no particular interest in animal welfare, at least cry out for explanation.”1

Shareholders cannot monitor what goes on behind the closed doors of the animal testing laboratories, so the Company must. Accordingly, we urge the Board to commit to ensuring that basic animal welfare measures are an integral part of our Company’s corporate stewardship.

We urge to shareholders to support this Resolution.

The Board recommends a vote AGAINST this proposal.

The Company recognizes and understands the sensitivities raised by the use of animals in scientific research. While animal research is an essential step in certain product development and health-and-safety-related testing measures, all animal testing should be conducted in a manner that is informed by these sensitivities. The Company follows principles governing animal research that are accepted by and employed at many medical research facilities and major consumer products companies.

The Company is committed to the humane treatment of laboratory animals in all animal research conducted by or for the Company. The Company’s animal research policies and practices are guided by three principles, which are a key component of the United States Department of Agriculture’s (USDA’s) regulation of animal welfare:

•	To substitute alternative non-animal testing systems in place of live animal testing.

•	To use the fewest number of animals possible.

•	To develop procedures that limit the potential for discomfort to animals.

Our research is performed in compliance with all applicable international, national, state, and local laws and regulations, such as the USDA Animal Welfare Regulations and the European Union Directive of Animal Experiments. The Company is also guided by well-respected United States and international scientific bodies, such as the National Institutes of Health Public Health Service Policy on the Humane Care and Use of Laboratory Animals, the Guidelines of the American Association of Laboratory Animal Science, standards of the Society of Toxicology, and standards of the American Association for the Assessment and Accreditation of Laboratory Animal Care.

Moreover, we are willing to share our principles concerning animal use and care standards with interested parties.

1 The case captioned Covance Laboratories Limited v. PETA Europe Limited was filed in the High Court of Justice, Chancery Division Leeds District Registry, Claim No. 5C-00295. In addition to ruling in PETA’s favor, the Court ordered Covance to pay PETA £50,000 in costs and fees.

The Company thus adheres to the same animal use and care standards that are widely recognized and implemented throughout the consumer products industry and medical research community.

Therefore, your Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 6 – SUPPORT FOR LAWS AT ALL LEVELS COMBATING USE OF TOBACCO

WHEREAS, The Sisters of St. Joseph of Carondelet, 1884 Randolph Avenue, St. Paul, MN 55105-1700, claiming beneficial ownership of 75 shares of common stock, together with two co-proponents, submitted the proposal set forth below. The names, addresses and shareholdings of the co-proponents will be furnished upon request made to the Secretary of the Company.

WHEREAS, this Company has publicly said that using its tobacco products is a danger to peoples’ health;

According to Market Wire (August 25, 2005), the American Lung Association (ALA) has noted an increasing number of states are taking aggressive action to reduce tobacco use. For instance, “during the first half of 2005, several states went completely smokefree, others moved to strengthen existing restrictions on smoking in public places, and new increases in state tobacco taxes are bringing the national average to nearly $1.00 a pack.”

The report noted: “While states are making it harder for people to smoke in public places, higher cigarette taxes are also making smoking more expensive. Since January 1, 2005, tobacco taxes have increased in 11 states, including the tobacco-growing states of North Carolina and Kentucky .s [SIC] of August 15, the average state cigarette tax was $0.89 cents per pack. It will increase to $0.92 cents per pack when tax increases in Maine and North Carolina take effect. Texas is considering a $1.00 increase in its cigarette tax, which would push the nationwide average even higher.”

According to John L. Kirkwood, President and CEO of the ALA, “Higher cigarette taxes mean significant drops in smoking rates. Studies show that a 10 percent increase in the price of cigarettes reduces consumption by 7 percent for youth and 4 percent for adults. Raising the cigarette tax is one of the most effective ways to reduce adult smoking and stop kids from ever starting.”

The Company has publicly said it does not want youth to start smoking. It has been running ads to help people to stop smoking. However, it has not demonstrated that such efforts have reduced smoking for young people and/or adults.

The report took note of preemption of smokefree [SIC] laws: “Illinois became only the second state (after Delaware) to repeal preemption of local smokefree air ordinances. This action will allow any local community in Illinois to adopt smokefree air ordinances that are stronger than state law. Once the Illinois law goes into effect on January 1, 2006, 19 states will have total or partial preemption. Preemption is a major priority for the tobacco industry and its front groups because they have less influence at the local level and prefer to lobby for weak statewide smokefree air laws that cannot be replaced by stronger local ordinances.”

RESOLVED that, since a combination of laws against smoking in public places as well as tax increases has been [SIC] shown to demonstrably reduce smoking, especially among young people, the Company make as public policy a commitment to support legislation at all levels of local, regional, state and federal government which is geared to that end. Furthermore, the Company shall also support all efforts to repeal existing preemption laws limiting local smokefree air ordinances.

Supporting Statement

This Company needs to clearly and publicly support efforts that will reduce, if not eliminate, the nation’s number one cause of preventable disease: smoking. If you agree, please vote “yes” for this proposal.

The Board recommends a vote AGAINST this proposal.

PM USA and PMI support strong and effective regulation of cigarettes, including measures to reduce smoking by young people. PM USA and PMI recognize that certain public health groups and others support taxation policies and public place smoking restrictions as measures that lead to a reduction in the incidence of smoking.

Taxation of tobacco products is one of many tools that governments can use to advance public health objectives, including increasing quitting and helping to prevent youth smoking. However, PM USA and PMI oppose excessive increases in cigarette excise taxes. Fiscal measures should not be viewed in isolation. In making fiscal policy and considering tax increases, governments must consider the unintended consequences associated with excessive taxation, such as an increase in illegal cigarette trafficking and counterfeiting or encouraging consumers to switch to cheaper forms of tobacco or to low price cigarettes. In addition to tax increases, therefore, governments should consider complementary measures to achieve the objectives of their tobacco control policies.

In the United States, PM USA supports comprehensive Food and Drug Administration regulation of tobacco products. More specifically, PM USA fully supports legislation introduced in the United States Congress by Senators DeWine and Kennedy and Representatives Davis and Waxman. Internationally, PMI supports strong and effective regulation of cigarettes by all competent authorities, both national and regional, and is an advocate of uniform international science-based standards to guide regulation. PMI believes that such regulation should be comprehensive, addressing all aspects of the manufacture, sale, marketing and use of tobacco products, and has communicated its views on this subject to many governments and public health officials around the world. Specifically, PMI has supported legislation that would give national health authorities the ability to regulate advertising, public smoking, and many other aspects of tobacco product manufacturing, sale, use, and marketing.

With respect to restrictions on public place smoking, PM USA and PMI believe that the conclusions of public health officials regarding the risks of second-hand smoke to non-smokers are sufficient to warrant certain government measures to regulate public place smoking. Government, businesses and the public should be guided by these views in making decisions about public smoking:

•	There are places where smoking should not be permitted at all, such as elevators, places where a specific fire hazard already exists, or areas occupied primarily by children, such as playgrounds, schools and daycare facilities.

•	Complete bans on smoking go too far. Governments should strike a balance between the desire to protect non-smokers from exposure to second hand smoke and allowing the millions of people who continue to smoke to do so in certain circumstances. Smoking should be permitted outdoors except in very particular circumstances, such as outdoor areas primarily designed for children.

•	In many indoor places, reasonable ways exist to allow smokers a place to smoke but provide non-smokers with the ability to avoid second-hand smoke. PM USA and PMI believe that business owners – particularly owners of restaurants, bars and nightclubs – are most familiar with how to accommodate the needs of their patrons and should be allowed the flexibility to determine the smoking policy for their establishment, including whether to ban, restrict or allow smoking.

•	Where smoking is permitted, the government should require the posting of warning notices that communicate public health officials’ conclusions that secondhand smoke causes disease in non-smokers.

The Company believes that these public policy positions appropriately address public health interests, as well as the interests of adult consumers who want to smoke.

Therefore, your Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

PROPOSAL 7 – FACILITATING MEDICAL EFFORTS TO DISSUADE SECONDHAND SMOKE

The Sisters of Charity of St. Elizabeth, One Convent Station Road, P.O. Box 476, Convent Station, NJ 07961-0476, claiming beneficial ownership of 200 shares of common stock, together with one co-proponent, submitted the proposal set forth below. The name, address and shareholdings of the co-proponent will be furnished upon request made to the Secretary of the Company.

WHEREAS, Philip Morris’ website, acknowledging the health dangers from secondhand smoking (SHS), states:

Public health officials have concluded that secondhand smoke from cigarettes causes disease, including lung cancer and heart disease, in non-smoking adults, as well as causes conditions in children such as asthma, respiratory infections, cough, wheeze, otitis media (middle ear infection) and Sudden Infant Death Syndrome. In addition, public health officials have concluded that secondhand smoke can exacerbate adult asthma and cause eye, throat and nasal irritation.

Philip Morris USA believes that the public should be guided by the conclusions of public health officials regarding the health effects of secondhand smoke in deciding whether to be in places where secondhand smoke is present, or if they are smokers, when and where to smoke around others. Particular care should be exercised where children are concerned, and adults should avoid smoking around them.

We also believe that the conclusions of public health officials concerning environmental tobacco smoke are sufficient to warrant measures that regulate smoking in public places. We also believe that where smoking is permitted, the government should require the posting of warning notices that communicate public health officials’ conclusions that secondhand smoke causes disease in non-smokers.

Despite acknowledging the health hazards connected to SHS, a recent study (“Health Affairs” of Tobacco Control 24.4, July/August, 2005) revealed that, in tandem with the creation of a code (ICD-9-CM) to determine SHS exposure in patients, PMUSA’s internal documents show the Company aggressively worked to prevent the creation and adoption of an appropriate medical diagnostic code related to SHS for use on Medicare and other medical forms. A memo from the group (Multinational Business Services [MBS]) it hired to obstruct the inclusion of SHS data told PM that including such an “E-code:” “would provide an incentive for people to claim illnesses related to second-hand smoke,” and, the memo ads, [SIC] “it would directly link second-hand smoke to national health costs.”

The study noted that, soon after the new SHS exposure diagnostic code became available in 1994, Philip Morris hired MBS to influence the governmental process for creating and using medical codes. It budgeted more than $2 million for this “ICD-9 Project” and sought to keep its actions secret. It utilized third-party lobbying, Paperwork Reduction Act challenges, and backed alternative coding arrangements. PM and MBS also challenged the use of such a code as an entry on one of the most common billing forms, the Medicare Form 1500. As of the writing of this shareholder resolution, the use of this diagnostic tool by medical personnel has remained “an invalid entry on a common medical form.”

RESOLVED, that, having now acknowledged hazards due to SHS, until the present Code is changed, that Altria/Philip Morris refrain from any action that would maintain the existing law (expected to have expired 03.31.06) and voluntarily make available on its website and to all requesting physicians, nurses, dentists, and other medical personnel, questionnaires for their patients that include their past and present exposure to SHS.

The Board recommends a vote AGAINST this proposal.

The Company has no intention of engaging in any advocacy regarding the existing U.S. law referred to in the resolution.

With respect to the voluntary action requested by the resolution, the Company believes that the need for, and proper form of, the diagnostic tool suggested by the resolution are best provided by public health agencies or health-care personnel.

Therefore, your Board urges stockholders to vote AGAINST this proposal, and proxies received by the Company will be so voted unless stockholders specify a contrary choice in their proxies.

AVAILABILITY OF FORM 10-K AND ANNUAL REPORT TO STOCKHOLDERS

We are required to provide an Annual Report to stockholders who receive this proxy statement. We will also provide copies of the Annual Report to brokers, dealers, banks, voting trustees and their nominees for the benefit of their beneficial owners of record. Additional copies of the Annual Report, along with copies of our Annual Report on Form 10-K for the fiscal year ended December 31, 2005 (not including documents incorporated by reference), are available without charge to stockholders upon written request to the Company’s Corporate Secretary at 120 Park Avenue, New York, NY 10017. You may review the Company’s filings with the Securities and Exchange Commission by visiting our website at www.altria.com.

OTHER MATTERS

Management knows of no other business that will be presented to the meeting for a vote. If other matters properly come before the meeting, the persons named as proxies will vote on them in accordance with their best judgment.

The cost of this solicitation of proxies will be paid by the Company. In addition to the use of the mail, some of the officers and regular employees of the Company may solicit proxies by telephone and will request brokerage houses, banks and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of common stock held of record by such persons. The Company will reimburse such persons for expenses incurred in forwarding such soliciting material. It is contemplated that additional solicitation of proxies will be made in the same manner under the engagement and direction of D.F. King & Co., Inc., 48 Wall Street, New York, NY 10005, at an anticipated cost of $23,000, plus reimbursement of out-of-pocket expenses.

2007 ANNUAL MEETING

Stockholders wishing to suggest candidates to the Nominating and Corporate Governance Committee for consideration as directors must submit a written notice to the Corporate Secretary of the Company. The Company’s By-Laws set forth the procedures a stockholder must follow to nominate directors or to bring other business before stockholder meetings. For a stockholder to nominate a candidate for director at the 2007 Annual Meeting, presently anticipated to be held on April 26, 2007, notice of the nomination must be received by the Company between October 15 and November 14, 2006. The notice must describe various matters regarding the nominee, including name, address, occupation and shares held. The Nominating and Corporate Governance Committee will consider any nominee properly presented by a stockholder, and will make a recommendation to the Board. After full consideration by the Board, the stockholder presenting the nomination will be notified of the Board’s conclusion. For a stockholder to bring other matters before the 2007 Annual Meeting, and to include a matter in the Company’s proxy statement and proxy for that meeting, notice must be received by the Company within the time limits described above. The notice must include a description of the proposed business, the reasons therefor and other specified matters. In each case, the notice must be timely given to the Corporate Secretary of the Company, whose address is 120 Park Avenue, New York, NY 10017. Any stockholder desiring a copy of the Company’s By-Laws (which are posted on our website www.altria.com) will be furnished one without charge upon written request to the Corporate Secretary.

G. Penn Holsenbeck

Vice President and Corporate Secretary

March 14, 2006

EXHIBIT A

Corporate Governance Guidelines

Altria Group, Inc.

Corporate Governance Guidelines

Altria Group, Inc.

A.	ROLE AND RESPONSIBILITY OF THE BOARD

The primary responsibility of the Board of Directors (the “Board”) is to foster the long-term success of the Company, consistent with its fiduciary duty to the stockholders. The Board has responsibility for establishing broad corporate policies, setting strategic direction, and overseeing management, which is responsible for the day-to-day operations of the Company. In fulfilling this role, each director must exercise his or her good faith business judgment of the best interests of the Company.

B.	BOARD COMPOSITION, STRUCTURE AND POLICIES

1.	Board Size

The Nominating and Corporate Governance Committee makes recommendations to the Board concerning the appropriate size of the Board. The Board believes that the quality of the individuals serving on the Board and the overall balance of the Board is more important than the number of members although the Board believes that there should be a minimum of nine directors to help ensure the proper functioning of the Board.

2.	Independence of Directors

The Board shall be comprised of a substantial majority of directors that meet the independence requirements under New York Stock Exchange listing standards and these Corporate Governance Guidelines. The Board shall annually make an affirmative determination as to the independence of each director following a recommendation by the Nominating and Corporate Governance Committee and a review of all relevant information. The Board has established categorical standards to assist it in making such determinations. Such standards are set forth in Annex A hereto.

3.	Annual Election of Directors

All directors are elected annually by the Company’s stockholders. Each year the Board recommends a slate of directors for election by stockholders at the Annual Meeting of Stockholders. The Board’s recommendations are based on the recommendations of the Nominating and Corporate Governance Committee.

Any nominee in an uncontested election for director who receives a greater number of votes “withheld” from his or her election than votes “for” such election shall tender his or her resignation to the Nominating and Corporate Governance Committee for its consideration. The Nominating and Corporate Governance Committee shall recommend to the Board the action to be taken with respect to such resignation.

4.	Vacancies

Under the By-Laws, the Board may fill vacancies in existing or new director positions. Such directors elected by the Board serve only until the next Annual Meeting of Stockholders when they must stand for election by the stockholders.

5.	Board Membership Criteria

The Nominating and Corporate Governance Committee works with the Board to determine the appropriate characteristics, skills and experience for the Board as a whole and its individual members. In evaluating the suitability of individuals for Board membership, the Committee takes into account many factors, including whether the individual meets the requirements for independence; the individual’s general understanding of the various disciplines relevant to the success of a large publicly-traded company in today’s global business environment; the individual’s understanding of the Company’s global businesses and markets; the individual’s professional expertise and educational background; and other factors that promote diversity of views and experience. The Committee evaluates each individual in the context of the Board as a whole, with the objective of recommending a group of directors that can best perpetuate the success of the business and represent stockholder interests through the exercise of sound judgment, using its diversity of experience. In determining whether to recommend a director for re-election, the Committee also considers the director’s past attendance at meetings and participation in and contributions to the activities of the Board.

6.	Limitation on Number of Management Directors

The Board believes that it is generally preferable that the Chief Executive Officer be the only member of management who serves as a member of the Board. The Board may from time to time determine that it is appropriate to nominate a second member of management to the Board.

7.	Chairman of the Board and Chief Executive Officer

The Board believes that it is important to retain its flexibility to allocate the responsibilities of the positions of the Chairman of the Board (the “Chairman”) and Chief Executive Officer in the way that it believes is in the best interest of the Company. The Board currently believes that it is in the best interest of the Company not to split the positions and that the Chief Executive Officer should also serve as the Chairman.

8.	Presiding Director

The non-management directors annually elect one independent director to be the Presiding Director. The Presiding Director is identified in the Company’s proxy statement and on its website. The Presiding Director’s responsibilities are to:

•	Preside over executive sessions of the non-management directors and at all meetings at which the Chairman is not present;

•	Call meetings of the non-management directors as he or she deems necessary;

•	Serve as a liaison between the Chairman and the non-management directors;

•	Approve agendas and schedules for Board meetings;

•	Advise the Chairman of the Board’s informational needs and approve information sent to the Board;

•	Together with the Chairman of the Compensation Committee, communicate goals and objectives to the Chairman and Chief Executive Officer and the results of the evaluation of his performance; and

•	Be available for consultation and communication if requested by major stockholders.

The Presiding Director is invited to attend all meetings of Committees of the Board of which he or she is not a member.

9.	Change in Primary Employment

Non-management directors who retire or change their primary employment must tender their resignation to the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall evaluate the continued appropriateness of Board membership under the new circumstances and make a recommendation to the Board as to whether to accept the resignation or not.

10.	Conflicts of Interest

If a director develops an actual, apparent or potential conflict of interest, the director should report the matter promptly to the Nominating and Corporate Governance Committee for evaluation and appropriate resolution.

If a director has a direct or indirect personal interest in a matter before the Board, the director shall disclose the interest to the full Board, shall recuse himself or herself from participation in the discussion, and the matter shall not be approved unless it receives the affirmative vote of a majority of the directors or the appropriate committee who have no direct or indirect personal interest in the matter.

11.	No Specific Limitations on Other Board Service

The Board does not believe that its members should be prohibited from serving on boards and committees of other organizations. Each director is expected to ensure that other commitments do not interfere with the discharge of his or her duties as a director of the Company. Directors are expected to inform the Chairman and the Chairman of the Nominating and Corporate Governance Committee upon becoming a director of any other public company or becoming a member of the audit committee of any other public company. The Nominating and Corporate Governance Committee and the Board will take into account the nature and extent of an individual’s other commitments when determining whether it is appropriate to nominate such individual for election or re-election as a director. Service on boards and committees of other organizations should be consistent with the Company’s conflict of interest policies. If a member of the Audit Committee serves on more than three audit committees of public companies, the Board shall determine whether such public service would impair the ability of such member to effectively serve on the Audit Committee.

12.	No Limitations on Terms; Retirement Age

The Board does not believe in term limits or a retirement age for non-management directors because it would deprive the Board of Directors who have developed, through valuable experience over time, an increasing insight into the Company and its operations.

A management director must resign from the Board upon ceasing to be an officer of the Company, and in any event, must resign upon reaching the age of 65.

13.	Director Orientation and Continuing Education

The Company provides an orientation process for new directors, including a review of background material on the Company, a briefing on key issues facing the Company and meetings with senior management. On a continuing basis, directors receive presentations on the Company’s strategic and business plans, financial performance, legal and regulatory matters, Code of Conduct and compliance programs and other matters. Periodically, the Board meets with senior management and visits facilities at the Company’s operating companies. Directors are encouraged to take advantage of continuing education opportunities that will enhance their ability to fulfill their responsibilities.

14.	Director Communications with Third Parties

The Board believes that senior management speaks for the Company and the Chairman speaks for the Board. Communications about the Company with stockholders, analysts, the press, media and other constituencies should be made by management. Individual directors may from time to time meet with or communicate with various constituencies with which the Company is involved. It is expected that Board members would do this with the knowledge of management and, absent unusual circumstances or as otherwise contemplated by these Guidelines, only at the request of management.

15.	Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing the Presiding Director, Board of Directors of Altria Group, Inc., 120 Park Avenue, New York, NY 10017. The non-management directors have procedures for the handling of communications from stockholders and other interested parties and have directed the Corporate Secretary to act as their agent in processing any communications received. All communications that relate to matters that are within the scope of the responsibilities of the Board and its Committees are to be forwarded to the Presiding Director. Communications that relate to matters that are within the responsibility of one of the Board Committees are also to be forwarded to the Chair of the appropriate Committee. Communications that relate to ordinary business matters that are not within the scope of the Board’s responsibilities, such as customer complaints, are to be sent to the appropriate subsidiary. Solicitations, junk mail and obviously frivolous or inappropriate communications are not to be forwarded, but will be made available to any non-management director who wishes to review them.

C.	BOARD MEETINGS

1.	Frequency of Meetings

The Board holds regular meetings typically during the months of January, February, April, May, August, October and December, and special meetings are held when necessary. The April meeting follows the Annual Meeting of Stockholders and is the organizational meeting at which officers and members and chairs of Board committees are elected.

2.	Strategic Plan Review

The Board meets at an offsite location for several days each year to review the Company’s strategic plan.

3.	Attendance at Meetings

Directors are expected to prepare themselves for and to attend all Board meetings, the Annual Meeting of Stockholders and the meetings of the Committees on which they serve, with the understanding that on occasion a director may be unable to attend a meeting.

4.	Information Flow and Distribution of Meeting Materials

Various materials are distributed to the Board on a continuing basis throughout the year and reports and presentations are made at Board and Committee meetings to keep the Board informed on an ongoing basis of the performance of the Company and its businesses, their future plans (including acquisitions, divestitures and capital expenditures), the various issues that they face, and new developments. The materials for each Board meeting are distributed in advance of the meetings to give directors an opportunity to review such materials prior to the meeting in order to facilitate active and informed discussion at the meeting.

5.	Agendas

The Chairman proposes the agenda for each meeting of the Board in consultation with the Presiding Director who approves the agenda taking into account suggestions from other members of the Board.

6.	Access to Management and Independent Advisors

Board members have unrestricted access to management. The Board and each Committee of the Board have the authority to retain independent legal, accounting and other experts and consultants to advise the Board and the Committees as they may deem appropriate.

7.	Executive Sessions

Non-management directors meet in executive session at each Board meeting without any members of management being present. At least once each year, the Board will hold an executive session at which only those directors who meet the independence standards of the New York Stock Exchange are present. The Presiding Director presides over the executive sessions.

D.	COMMITTEES OF THE BOARD

1.	Committees and Responsibilities

Pursuant to the Company’s By-Laws, the Board may establish committees from time to time to assist it in the performance of its responsibilities. There are currently six Board Committees:

a.	Audit Committee. The Committee monitors the Company’s financial reporting processes and systems of internal accounting control, the independence and the performance of the independent auditors, and the performance of the internal auditors.

b.	Compensation Committee. The Committee is responsible for discharging the Board’s responsibilities relating to executive compensation, including determining the compensation of the Chief Executive Officer, producing an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and reviewing the succession plans for the Chief Executive Officer and other senior executives.

c.	Executive Committee. The Committee has authority to act for the Board during intervals between Board meetings to the extent permitted by law.

d.	Finance Committee. The Committee monitors the financial condition of the Company, oversees the sources and uses of cash flow and the investment of employee benefit plan assets and advises the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

e.	Nominating and Corporate Governance Committee. The Committee is responsible for identifying individuals qualified to become Board members, recommending a slate of nominees for election at each annual meeting of stockholders, making recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees, developing and recommending to the Board the Company’s corporate governance guidelines and overseeing the evaluation of the Board and its Committees.

f.	Public Affairs and Social Responsibility Committee. The Committee provides oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

A full description of the responsibilities of each of the Committees is set forth in the Committee charters that are published on the Company’s website.

The Board may, from time to time, establish or maintain additional committees as it deems necessary or appropriate.

2.	Membership and Chairs of Committees

Based upon the recommendation of the Nominating and Corporate Governance Committee, the Board elects the members and Chairs of each Committee at its annual organizational meeting following the Annual Meeting of Stockholders.

The members of the Audit, Compensation and Nominating and Corporate Governance Committees shall consist only of those directors whom the Board determines meet the New York Stock Exchange independence requirements and who meet the additional requirements for committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations and the Committee charters. At least one member of the Audit Committee shall be an “audit committee financial expert” as such term is defined in regulations of the Securities and Exchange Commission.

The Board does not favor mandatory rotation of Committee assignments or Chairs. The Board believes that experience and continuity are more important than rotation.

3.	Committee Agendas, Meetings and Reports to the Board

The Chair of each Committee, in consultation with the other Committee members, shall set meeting agendas and determine the frequency and length of Committee meetings. Each Committee reports its actions and recommendations to the Board.

E.	PERFORMANCE EVALUATION AND SUCCESSION PLANNING

1.	Annual Evaluation of the Chief Executive Officer

The Compensation Committee shall establish annual and long-term financial and strategic goals and objectives for the Chief Executive Officer, evaluate the performance of the Chief Executive Officer in light of these goals and objectives, and determine and approve the compensation of the Chief Executive Officer based on this evaluation. The Compensation Committee will review with the Board its evaluation of the Chief Executive Officer’s performance and its determination of the Chief Executive Officer’s compensation. The Chair of the Compensation Committee and the Presiding Director will communicate this evaluation to the Chief Executive Officer.

2.	Succession Planning

The Compensation Committee is responsible for reviewing and assisting with the development of executive succession plans, evaluating and making recommendations to the Board regarding potential candidates to become Chief Executive Officer, and evaluating and approving candidates to fill other senior executive positions.

3.	Board and Committee Self-Evaluations

The Nominating and Corporate Governance Committee is responsible for developing and recommending to the Board and overseeing an annual self-evaluation process for the Board and for the Audit, Compensation, Nominating and Corporate Governance and other Committees of the Board. The Board will discuss the results of the self-evaluations to determine whether the Board and its Committees are functioning effectively and whether any actions should be taken to improve their effectiveness.

F.	BOARD COMPENSATION

The Nominating and Corporate Governance Committee periodically benchmarks director compensation against the proxy peer group and general industry data, considers the appropriateness of the form and amount of director compensation and makes recommendations to the Board concerning such compensation with a view toward attracting and retaining qualified directors.

The Board believes that a substantial portion of director compensation should consist of equity-based compensation to assist in aligning directors’ interests with the long-term interests of stockholders.

Employees of the Company serving as directors shall not receive any additional compensation for service on the Board.

G.	CONFIDENTIAL VOTING

It is the Company’s policy to hold the votes of each stockholder in confidence from directors, officers and employees except: (a) as necessary to meet applicable legal requirements and to assert or defend claims for or against the Company, (b) in case of a contested proxy solicitation, (c) if a stockholder makes a written comment on the proxy card or otherwise communicates his or her vote to management, or (d) to allow the independent inspectors of election to certify the results of the vote. It is also the Company’s policy to retain an independent tabulator to receive and tabulate the proxies and independent inspectors of election to certify the results.

Annex A

(Corporate Governance Guidelines)

Categorical Standards of Director Independence

A director is considered independent if the Board makes an affirmative determination after a review of all relevant information that the director has no material relationship (either directly or as a partner, shareholder or officer of an organization that has a relationship) with the Company or any of its subsidiaries. The Board has established the categorical standards set forth below to assist it in making such determinations.

1)	A director will not be considered independent if the director:

(i)	is, or within the last three years has been, employed by the Company or any of its subsidiaries;

(ii)	has an immediate family member who is, or within the last three years has been, employed as an executive officer of the Company or any of its subsidiaries;

(iii)	receives, or during any twelve-month period within the last three years has received, more than $100,000 per year in direct compensation from the Company or its subsidiaries other than director and committee fees and pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(iv)	has an immediate family member who receives, or during any twelve-month period within the last three years has received, more than $100,000 per year in direct compensation as an executive officer of the Company other than pension or other forms of deferred compensation for prior service (provided such compensation is not contingent in any way on continued service);

(v)	is a current partner or current employee of the independent auditors of the Company or any of its subsidiaries;

(vi)	has an immediate family member who is a current partner of the independent auditors of the Company or any of its subsidiaries, or is a current employee of such firm and participates in its audit, assurance or tax compliance (but not tax planning) practice;

(vii)	has within the last three years (but is no longer) been a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

(viii)	has an immediate family member who was within the last three years (but is no longer) a partner or employee of the independent auditors of the Company or any of its subsidiaries and personally worked on the audit of the Company or any of its subsidiaries within that time;

(ix)	is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company serve, or within the last three years have served, on such other company’s compensation committee;

(x)	has an immediate family member who is, or within the last three years has been, employed as an executive officer of another company where any of the current executive officers of the Company serve, or within the last three years have served, on such other company’s compensation committee;

(xi)	is a current employee of a company that has made payments to, or received payments from, the Company or its subsidiaries for property or services in an amount which, in any

ANA-1

single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues; or

(xii)	has an immediate family member who is a current executive officer of a company that has made payments to, or received payments from, the Company or its subsidiaries for property or services in an amount which, in any single fiscal year for the last three fiscal years, exceeds the greater of $1 million or 2% of such other company’s consolidated gross revenues.

2)	Relationships of the following types will not be considered material relationships that would impair a director’s independence:

(i)	charitable donations or pledges made by the Company or its subsidiaries to a charitable organization of which a director is, or within the last three years has been, an executive officer, director, trustee or the equivalent in an amount that, in any single fiscal year, does not exceed the greater of $1 million or 2% of such charitable organization’s consolidated gross revenues;

(ii)	commercial relationships in which a director (or a member of his or her immediate family) is a director, officer, employee or significant stockholder of an entity with which the Company has ordinary course business dealings that do not, or with which the Company has a commercial banking, investment banking or insurance brokerage relationship, in each case that does not cross the bright-line tests in Sections 1(xi) and 1(xii) above and where the director (or immediate family member) is not directly responsible for or involved in the entity’s business dealings with the Company;

(iii)	membership in, or association with, the same professional association, social, educational, fraternal or religious organization, club or institution, as an executive officer or another director of the Company;

(iv)	service on the board of another company at which an executive officer or another director of the Company also serves as a board member, except as set forth in Section 1(ix) and 1(x) above; and

(v)	employment by a director at another company, or service on the board of another company by a director, where the independent auditor for such other company is also the independent auditor for the Company.

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EXHIBIT B

Audit Committee Charter

Altria Group, Inc.

Membership

The Audit Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors all of whom the Board shall determine meet the “independence” requirements for audit committee membership of the New York Stock Exchange and any other applicable laws, rules and regulations. In addition, as determined by the Board in its business judgment, all members of the Committee shall be financially literate, at least one member shall be an “audit committee financial expert” in accordance with the rules and regulations of the Securities and Exchange Commission (“SEC”), and at least one member (who may also serve as the audit committee financial expert) shall have accounting or related financial management expertise in accordance with the New York Stock Exchange listing standards. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall assist the Board in its oversight of (i) the integrity of the Company’s financial statements and the Company’s financial reporting processes and systems of internal control, (ii) the qualifications, independence and performance of the Company’s independent auditors and the performance of the Company’s internal auditors and internal audit function, and (iii) the Company’s compliance with legal and regulatory requirements, and shall provide an avenue of communication among management, the independent auditors, the internal auditors, the chief compliance officer and the Board. In addition, the Committee shall prepare the audit committee report that SEC rules require to be included in the Company’s annual proxy statement.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

Independent Auditors

1.	The Committee shall have the sole authority for appointing, compensating, retaining and overseeing the work of the independent auditors of the Company (subject, if applicable, to stockholder ratification), and shall have the sole authority to approve all engagement fees and terms and all permissible non-audit services to be provided by the independent auditors. The Committee shall pre-approve each such audit and non-audit service to be provided by the Company’s independent auditors. The Committee may, from time to time, delegate its authority to pre-approve such services to one or more Committee members, provided that such designees present any such approvals to the full Committee at the next Committee meeting;

2.	The Committee shall review and discuss with the independent auditors their audit procedures, including the audit plan and its scope with respect to the Company’s consolidated financial statements;

3.	The Committee shall evaluate the independent auditors’ qualifications, performance and independence, and shall present its conclusions and recommendations with respect to the independent auditors to the Board on at least an annual basis. As part of such evaluation, the Committee shall:

•	obtain and review a report or reports from the Company’s independent auditors describing:

•	the independent auditors’ internal quality-control procedures;

•	any material issues raised by (i) the most recent internal quality-control review or peer review of the auditing firm, or (ii) any inquiry or investigation by governmental or professional authorities, within the preceding five years, regarding one or more independent audits carried out by the independent auditors, and any steps taken to deal with any such issues; and

•	all relationships between the independent auditors and the Company;

•	review and evaluate the lead partner and senior members of the independent auditors;

•	assure the regular rotation of the audit partners as required by law as well as consider whether the independent auditors should be rotated, so as to assure continuing auditor independence; and

•	obtain the opinion of management and the internal auditors of the independent auditors’ performance;

4.	The Committee shall establish policies for the Company’s hiring of current or former employees of the independent auditors;

Internal Auditors

5.	The Committee shall, at least annually, evaluate the performance of the Company’s internal audit function and review and discuss with the internal auditors the internal audit plan, activities, responsibilities and staffing of the internal audit organization;

Chief Compliance Officer and Compliance Personnel

6.	The Committee shall, at least annually, evaluate the performance of the Company’s compliance function and review and discuss with the chief compliance officer, and other compliance personnel as may be appropriate, the plan, activities, responsibilities and staffing of the compliance function;

Financial Statements, Disclosure and Other Risk Management and Compliance Matters

7.	The Committee shall meet to review and discuss with the independent auditors and with management the results of the annual audit of the Company’s consolidated financial statements prior to the filing or distribution thereof, including (i) the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and (ii) any appropriate matters regarding accounting principles, practices and judgments and the independent auditors’ opinion as to the quality thereof and any items required to be communicated to the Committee by the independent auditors in accordance with standards established and amended from time to time by the Public Company Accounting Oversight Board and the American Institute of Certified Public Accountants (“AICPA”);

8.	The Committee shall meet to review and discuss with management and the independent auditors the Company’s interim financial results to be included in the Company’s quarterly reports to be filed with the SEC, including the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and any items required to be communicated to the Committee by the independent auditors in accordance with existing AICPA guidance;

9.	The Committee shall meet to review and discuss with management, the independent auditors, and the internal auditors the quality and adequacy of the Company’s financial reporting processes, internal controls and disclosure controls and procedures, including whether there are any significant deficiencies in the design or operation of such processes, controls and procedures, material weaknesses in such processes, controls and procedures, any corrective actions taken with regard to such deficiencies and weaknesses and any fraud involving management or other employees with a significant role in such processes, controls and procedures;

10.	The Committee shall review and discuss with the independent auditors any audit problems or difficulties and management’s response thereto, including those matters required to be discussed with the Committee by the independent auditors pursuant to Statement on Auditing Standards No. 61;

11.	The Committee shall review with management, the internal auditors and the independent auditors, in separate meetings if the Committee deems it appropriate:

•	any analyses or other written communications prepared by management, the internal auditors and/or the independent auditors setting forth significant financial reporting issues and judgments made in connection with the preparation of the consolidated financial statements, including analyses of the effects of alternative United States GAAP methods on the financial statements;

•	the critical accounting policies and practices of the Company;

•	related-party transactions and off-balance sheet transactions and structures;

•	any major issues regarding accounting principles and financial statement presentations, including any significant changes in the Company’s selection or application of accounting principles; and

•	regulatory and accounting initiatives or actions applicable to the Company (including any SEC investigations or proceedings);

12.	The Committee shall recommend to the Board whether the Company’s consolidated financial statements should be accepted for inclusion in the Company’s annual report on Form 10-K;

13.	The Committee shall discuss, in conjunction with management, the Company’s earnings press releases as well as financial information and earnings guidance provided to analysts and rating agencies;

14.	The Committee shall review the Company’s policies and practices with respect to risk assessment and risk management, including discussing with management the Company’s major financial risk exposures and the steps that management has taken to monitor and control such exposures;

15.	The Committee shall approve the Company’s Code of Conduct and review the implementation and effectiveness of the Company’s compliance program, including violations of the Code of Conduct and responses thereto and the adequacy of resources for compliance;

16.	The Committee shall review the expense reports of executive officers and directors;

17.	The Committee shall establish procedures for:

•	the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters;

•	the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters; and

the Committee shall review any significant complaints regarding accounting, internal accounting controls or auditing matters received pursuant to such procedures;

18.	The Committee shall prepare a report of the Audit Committee to stockholders to be included in the Company’s annual proxy statement as required by the SEC, and file with the New York Stock Exchange any reports that may be required with respect to the Committee;

Reporting to the Board; Evaluation of Performance; Other Activities

19.	The Committee shall report to the Board on a regular basis, and this report shall include a review of any issues that arise with respect to the quality or integrity of the Company’s financial statements, the Company’s compliance with legal and regulatory requirements, the qualifications, independence and performance of the Company’s independent auditors and the performance of the internal audit and compliance functions;

20.	The Committee shall, at least annually, (i) evaluate its own performance and report to the Board on such evaluation and (ii) review and assess the adequacy of this Charter; and

21.	The Committee shall perform any other activities consistent with the Company’s Articles of Incorporation, as amended, By-Laws and governing law as the Committee or the Board deems necessary or appropriate.

Procedures

The Committee shall meet at least four times annually or more frequently as it deems appropriate to carry out its duties. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas.

The Committee shall periodically meet separately in executive session with the independent auditors, the internal audit staff, the chief compliance officer, and management and as a Committee to discuss any matters that the Committee or persons with whom they meet believe should be discussed.

In fulfilling its responsibilities, the Committee shall have full access to all books, records, facilities and personnel of the Company. The Committee shall have the sole authority to retain and terminate any independent legal, accounting or other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve fees and retention terms of any legal, accounting or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

EXHIBIT C

Compensation Committee Charter

Altria Group, Inc.

Membership

The Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist entirely of directors who the Board determines (i) are “independent” in accordance with New York Stock Exchange listing standards, (ii) are “non-employee directors” for purposes of Rule 16b-3 under the Securities Exchange Act of 1934, as amended, and (iii) satisfy the requirements of an “outside director” for purposes of Section 162(m) of the Internal Revenue Code. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to discharge the Board’s responsibilities relating to executive compensation, to produce an annual compensation committee report on executive compensation to be included in the Company’s proxy statement in accordance with applicable rules and regulations of the Securities and Exchange Commission, and to review the succession plans for the chief executive officer and other senior executives.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review and approve corporate goals and objectives relevant to the compensation of the chief executive officer, to evaluate the performance of the chief executive officer in light of these goals and objectives, and to determine and approve the compensation of the chief executive officer based on this evaluation;

•	to make recommendations to the Board with respect to incentive compensation plans and equity based plans, to administer and make awards under such plans and to review the cumulative effect of its actions;

•	to review and approve compensation of selected senior executives;

•	to monitor compliance by executives with the Company’s stock ownership guidelines;

•	to review and assist with the development of executive succession plans, to evaluate and make recommendations to the Board regarding potential candidates to become chief executive officer, and to evaluate and approve candidates to fill other senior executive positions;

•	to prepare an annual report on executive compensation to be included in the Company’s proxy statement, in accordance with applicable rules and regulations;

•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval, including changes concerning the structure and operations of the Committee; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

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Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any compensation consultants, legal counsel and any other advisors to the Committee as the Committee may deem appropriate including sole authority to approve the fees and other retention terms of any consultants, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT D

Executive Committee Charter

Altria Group, Inc.

Membership

The Executive Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The Committee shall have the authority to act for the Board during intervals between Board meetings to the extent permitted by law.

Procedures

The Committee shall meet as often as it deems appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

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EXHIBIT E

Finance Committee Charter

Altria Group, Inc.

Membership

The Finance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of this Committee shall be to monitor the financial condition of the Company, oversee the sources and uses of cash flow and the investment of certain employee benefit plan assets and advise the Board with respect to financing needs, dividend policy, share repurchase programs and other financial matters.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have sole authority to retain and terminate legal counsel and other experts and consultants to the Committee as the Committee may deem appropriate, including sole authority to approve fees and terms of any counsel or other experts and consultants that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT F

Nominating and Corporate Governance Committee Charter

Altria Group, Inc.

Membership

The Nominating and Corporate Governance Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors, all of whom the Board shall determine are “independent” in accordance with New York Stock Exchange listing standards. Based on the recommendation of the Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee shall be to identify individuals qualified to become Board members consistent with the criteria approved by the Board and to recommend a slate of nominees for election at each annual meeting of stockholders; to make recommendations to the Board concerning the appropriate size, function, needs and composition of the Board and its Committees; to advise the Board on corporate governance matters, including developing and recommending to the Board the Company’s corporate governance principles; and to oversee the self-evaluation process for the Board and its committees.

In the furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review the qualifications of candidates for director identified by the Committee or suggested by Board members, stockholders, management and others in accordance with criteria recommended by the Committee and approved by the Board;

•	to consider the performance of incumbent directors and other relevant factors in determining whether to nominate them for re-election;

•	to recommend to the Board a slate of nominees for election or re-election to the Board at each annual meeting of stockholders;

•	to recommend to the Board candidates to be elected to the Board as necessary to fill vacancies and newly created directorships;

•	to make recommendations to the Board as to determinations of director independence;

•	to recommend to the Board retirement policies for directors;

•	to make recommendations to the Board concerning the function, composition and structure of the Board and its committees;

•	to recommend to the Board directors to serve as members of and to chair each committee of the Board;

•	to develop guidelines and recommend to the Board a set of corporate governance guidelines and to review and recommend changes to those guidelines used in Annex A of the Corporate Governance Guidelines, as necessary;

•	to advise and make recommendations to the Board on corporate governance matters, to the extent these matters are not the responsibility of other committees of the Board;

•	to develop and recommend to the Board and oversee an annual self-evaluation process for the Board and the Audit, Compensation and Nominating and Corporate Governance and other Committees of the Board;

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•	to evaluate the Committee’s performance at least annually and report to the Board on such evaluation;

•	to review the compensation of directors for service on the Board and its committees and recommend changes in compensation to the Board;

•	to periodically review and assess the adequacy of this charter and recommend any proposed changes to the Board for approval; and

•	to perform such other duties and responsibilities as are consistent with the purpose of the Committee and as the Board or the Committee shall deem appropriate.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate any search firm assisting the Committee in identifying director candidates, legal counsel and any other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve the fees and terms of any search firm, counsel or other advisors that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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EXHIBIT G

Public Affairs and Social Responsibility Committee Charter

Altria Group, Inc.

Membership

The Public Affairs and Social Responsibility Committee (the “Committee”) of the Board of Directors (the “Board”) of Altria Group, Inc. (the “Company”) shall consist of at least three directors chosen by the Board. Based on the recommendation of the Nominating and Corporate Governance Committee, the Board annually shall elect the members and the Chair of the Committee at its organizational meeting following the Annual Meeting of Stockholders. The members of the Committee may be removed by the Board.

Purpose, Authority and Responsibilities

The purpose of the Committee is to provide oversight of the Company’s public affairs, corporate reputation and societal alignment strategies.

In furtherance of this purpose, the Committee shall have the following authority and responsibilities:

•	to review public policy issues affecting the Company and the Company’s key public policy positions taken around the globe;

•	to offer advice and insights and make recommendations regarding policies, programs, actions and procedures that will assist the Company in responding appropriately to its social responsibilities and the public interest in its affairs;

•	to review key trends in legislation, regulation, litigation, and public debate around the world in order to determine whether the Company should consider additional public affairs and corporate social responsibility actions;

•	to review the state of the Company’s relationships with key stakeholders, how those constituencies view the Company and the issues raised by them;

•	to consider the impact of business operations and business practices on the communities where the Company does business;

•	to review the Company’s policies, programs and activities related to political and charitable contributions;

•	to review significant communications of public affairs and societal alignment initiatives; and

•	to conduct an annual review of the Committee’s performance and periodically assess the adequacy of its charter and recommend changes to the Board as needed.

Procedures

The Committee shall meet as often as it deems is appropriate to carry out its responsibilities. A majority of the members of the Committee shall constitute a quorum. The Chair of the Committee, in consultation with the other Committee members, shall set meeting agendas. The Committee shall report its actions and recommendations to the Board.

The Committee shall have the sole authority to retain and terminate legal counsel and other advisors to the Committee as the Committee may deem appropriate, including sole authority to approve related fees and terms of any counsel or advisors to the Committee that it retains.

The Committee may delegate its authority to subcommittees or the Chair of the Committee when it deems appropriate.

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ALTRIA GROUP, INC.

NOTICE OF

ANNUAL MEETING OF STOCKHOLDERS

THURSDAY, APRIL 27, 2006

AND PROXY STATEMENT

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DESIGNATION (IF ANY)

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☐	Mark this box with an X if you have made changes
to your name or address details above.

Annual Meeting Proxy Card	123456	C0123456789	12345

PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS

This proxy when properly executed will be voted as specified. If no specification is made, this proxy will be voted FOR the election of directors, FOR the ratification of the selection of independent auditors and AGAINST each of the stockholder proposals.

The Board of Directors recommends a vote FOR:

1. Election of Directors

To Vote FOR All Nominees	☐	To WITHHOLD Vote From All Nominees	☐

For All Except -	To withhold a vote for any nominee(s), mark this box with an X. You must also mark the numbered box below corresponding to the list on the reverse side of this card.	☐

WITHHOLD FROM:

01 - ☐	04 - ☐	07 - ☐	10 - ☐

02 - ☐	05 - ☐	08 - ☐	11 - ☐

03 - ☐	06 - ☐	09 - ☐

The Board of Directors recommends a vote FOR:

	For	Against	Abstain
2. Ratification of the Selection of Independent Auditors	☐	☐	☐

The Board of Directors recommends a vote AGAINST:

		For	Against	Abstain
3.	Stockholder Proposal 1 - Requesting Independent Board Chairman	☐	☐	☐

4.	Stockholder Proposal 2 - Requesting Commitment to Global Human Rights Standards	☐	☐	☐

5.	Stockholder Proposal 3 - Seeking to Address Health Hazards for African Americans Associated with Smoking Menthol Cigarettes	☐	☐	☐

6.	Stockholder Proposal 4 - Seeking to Extend New York Fire-Safe Products Globally	☐	☐	☐

7.	Stockholder Proposal 5 - Requesting Adoption of Animal Welfare Policy	☐	☐	☐

8.	Stockholder Proposal 6 - Requesting Support for Laws at All Levels Combating Use of Tobacco	☐	☐	☐

9.	Stockholder Proposal 7 - Seeking to Facilitate Medical Efforts to Dissuade Secondhand Smoke	☐	☐	☐

Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please sign this proxy exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, administrator, trustee or guardian, please give full title as such. The signer hereby revokes all proxies heretofore given by the signer to vote at said meeting or any adjournments thereof.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

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PROXY

ALTRIA GROUP, INC. 2006 ANNUAL MEETING OF STOCKHOLDERS Thursday, April 27, 2006 9:00 A.M. Kraft Foods Inc. Robert M. Schaeberle Technology Center 188 River Road East Hanover, New Jersey 07936	DIRECTIONS The Kraft Foods Inc. Robert M. Schaeberle Technology Center is approximately 1 mile north of Route 10 in East Hanover, New Jersey. You may request a map by calling 1-800-367-5415.

In order to attend the Meeting you must submit a written request for an admission ticket. To request an admission ticket, please follow the instructions set forth in the accompanying proxy statement in response to question 4.

It is important that your shares are represented at this Meeting, whether or not you attend the Meeting in person. To make sure your shares are represented, we urge you to complete and mail this proxy card or vote your shares electronically over the Internet or by telephone.

IF YOU ARE VOTING BY MAIL, RETURN THIS PROXY CARD IN THE ENCLOSED ENVELOPE AFTER COMPLETING, SIGNING, AND DATING.

Proxy Solicited on Behalf of the Board of Directors

Annual Meeting April 27, 2006

Louis C. Camilleri and Charles R. Wall, and each of them, are appointed attorneys, with power of substitution, to vote, as indicated on the matters set forth on the reverse hereof and in their discretion upon such other business as may properly come before the meeting, all shares of Common Stock held by the undersigned in Altria Group, Inc. (the “Company”) at the Annual Meeting of Stockholders to be held at the Kraft Foods Inc. Robert M. Schaeberle Technology Center, April 27, 2006, at 9:00 a.m., and at all adjournments thereof.

Election of Directors, Nominees:
01 - Elizabeth E. Bailey 02 - Harold Brown 03 - Mathis Cabiallavetta	04 - Louis C. Camilleri 05 - J. Dudley Fishburn 06 - Robert E. R. Huntley	07 - Thomas W. Jones 08 - George Muñoz 09 - Lucio A. Noto	10 - John S. Reed 11 - Stephen M. Wolf

This card also serves to instruct the administrator of the Company’s Direct Stock Purchase and Dividend Reinvestment Plan and the trustee of each defined contribution plan sponsored by the Company or any of its subsidiaries how to vote shares held for a participant in any such plan. Unless your proxy for your defined contribution plan shares is received by April 25, 2006, the trustee of such defined contribution plan will vote your plan shares in the same proportion as those plan shares for which instructions have been received.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

•	Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

•	Outside the U.S. or Canada, call collect 1-781-575-2300.

•	Follow the simple instructions provided by the recorded message.

•	Go to the following web site:
www.computershare.com/altria/vote

•	Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 11:59 p.m., EDT, on April 26, 2006.

THANK YOU FOR VOTING